UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of The

Securities Exchange Act of 1934

(Amendment No. 1 )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

CONTANGO OIL & GAS COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

1/50 (.01) (50,000,000)

(4)	Proposed maximum aggregate value of transaction:

$50,000,000

(5)	Total fee paid:

$10,000

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

CONTANGO OIL & GAS COMPANY

3700 Buffalo Speedway, Suite 960

Houston, Texas 77098

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DECEMBER     , 2004

Dear Stockholder,

You are cordially invited to a special meeting of stockholders of Contango Oil & Gas Company, which will be held at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098, on         , December     , 2004 at 9:00 a.m., Central Time.

We have agreed to sell substantially all of our interests in natural gas and oil properties in south Texas to Edge Petroleum Exploration Company, if our stockholders authorize the proposed sale. Edge’s parent, Edge Petroleum Corporation, is a publicly-held independent natural gas and oil company engaged in the exploration, development, acquisition, and production of natural gas and oil properties in the United States. In exchange for the interests, Edge has agreed to pay us a total of $50 million, subject to specific adjustments. The proposed sale of assets to Edge would take place under an asset purchase agreement, dated as of October 7, 2004. The full text of the asset purchase agreement is included as Annex A to the proxy statement that accompanies this letter. The sale of a portion of these assets is subject to rights of first refusal held by the lessors of these interests under various leases. In the event such lessors exercise any of their first refusal rights, the interests subject thereto would be sold to such lessors on substantially the same terms as set forth in the asset purchase agreement between us and Edge.

It is not clear under Delaware law whether the proposed sale of assets to Edge requires the authorization of our stockholders. To avoid uncertainty, we are seeking the authorization of our stockholders. The sale will not be completed unless and until it is authorized by the holders of a majority of our outstanding shares of common stock voting together as a single class with holders of our Series C preferred stock, who will vote as if their shares were converted into shares of common stock. We have scheduled a special meeting of our stockholders for this vote on December     , 2004. YOUR VOTE IS VERY IMPORTANT.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE PROPOSED SALE OF ASSETS IS IN THE BEST INTERESTS OF US AND OUR STOCKHOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE PROPOSED SALE AND THE ASSET PURCHASE AGREEMENT AND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED SALE.

Holders of our common stock and holders of our Series C convertible preferred stock at the close of business on November 16, 2004 are entitled to attend and vote at the meeting. You have two options in submitting your vote prior to the special meeting date:

(1)	You may sign and return the enclosed proxy card in the accompanying envelope; or

(2)	If your shares are held in “street name”, you can vote over the Internet at the address shown on your proxy card.

Whether or not you plan to attend the special meeting in person, please date, sign, and return the enclosed proxy card promptly or vote over the Internet. A postage-paid return envelope is enclosed for your convenience. If you decide to attend the special meeting, you can, if you wish, revoke your proxy and vote in person. If you have any questions, please contact us through our website at www.contango.com, send us an e-mail at contango@contango.com or write us at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

By order of the Board of Directors,

/s/ KENNETH R. PEAK
Kenneth R. Peak Chairman, Chief Executive Officer, Chief Financial Officer and Secretary

Houston, Texas

November [    ], 2004

CONTANGO OIL & GAS COMPANY

3700 Buffalo Speedway, Suite 960

Houston, Texas 77098

SPECIAL MEETING OF STOCKHOLDERS

DECEMBER     , 2004

The Board of Directors of Contango Oil & Gas Company, a Delaware corporation, is furnishing you with this proxy statement in connection with its solicitation of your proxy, in the form enclosed, for use at a special meeting of stockholders to be held at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098, on         , December     , 2004 at 9:00 a.m., Central Time.

The purpose of the special meeting is to:

1. Consider and vote upon a proposal to sell substantially all of our interests in natural gas and oil properties in south Texas to (a) Edge Petroleum Exploration Company pursuant to the terms of an asset purchase agreement, dated as of October 7, 2004 and/or (b) the lessors of a portion of these interests on substantially the same terms as set forth in such asset purchase agreement, in the event and to the extent such lessors exercise their rights of first refusal covering the sale of any of these interests. We anticipate that we will obtain waivers from these lessors of their rights of first refusal. A copy of the asset purchase agreement is attached as Annex A to the accompanying proxy statement.

2. Transact such other business as may properly come before the special meeting and any adjournment thereof. The Board of Directors is not aware of any other business that will be presented for consideration at the special meeting.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE PROPOSED SALE ARE IN THE BEST INTERESTS OF US AND OUR STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED SALE.

Only holders of our common stock and holders of our Series C preferred stock as of the close of business on November 16, 2004 are entitled to notice of and to vote at the special meeting.

The proposed sale will not be completed unless it is authorized by the affirmative vote of a majority of our stockholders entitled to vote at the special meeting.

We are mailing this proxy statement to you on or about November     , 2004, together with the accompanying proxy card.

We cordially invite you to attend the special meeting. Whether or not you plan to attend, please complete, date, and sign the proxy card and return it promptly in the return envelope provided. If your shares are owned in “street name” and you prefer to vote over the internet, please follow the instructions on the proxy card or other enclosed proxy material.

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SUMMARY TERM SHEET

This summary term sheet highlights selected information regarding the proposed sale and may not contain all of the information that is important to you. All references in this proxy statement to “we”, “us”, or “our” are to Contango Oil & Gas Company and its subsidiaries. To understand the proposed sale more fully and for a complete description of the legal terms of the proposed sale, you should carefully read this entire document and the documents we refer you to. Also see “Where You Can Find More Information” on page 27. We have included page references parenthetically to direct you to the page of this document where you can find a more complete discussion of the topic.

•	THE ASSETS (SEE PAGE 8). Through a wholly-owned subsidiary, we own interests in natural gas and oil producing properties in south Texas. The interests are in various natural gas and oil leases, wells, equipment, contracts, and seismic rights. Throughout this proxy statement, we will refer to these assets collectively as our “south Texas natural gas and oil interests”. We drilled our first successful exploratory well on these properties in June 2000. We subsequently drilled 51 wells, of which 38 were successful. In addition in 2002 and 2003, we increased our working and net revenue interests in our south Texas properties through a series of acquisitions that resulted in the purchase of 14.0 Bcfe. As of June 30, 2004, we held an average 68% net working interest and a 52% net revenue interest in our south Texas natural gas and oil interests and owned approximately 16.0 Bcfe of total proved reserves, all of which were classified as proved developed producing. The pre-tax net present value of these proved reserves using a 10% discount rate as of June 30, 2004 was $54.3 million. The sale of these assets to Edge is subject to approval by a majority of our stockholders, rights of first refusal held by lessors of a portion of these interests, and rights to prohibit assignment held by lessors of a portion of these interests. Other than as described below, all of the lessors have waived their rights of first refusal with respect to the sale to Edge and consented to the assignment of the interests to Edge, to the extent they hold such rights. Six lessors of interests having an aggregate allocated value of approximately $25 million hold rights to prohibit assignment of such interests and have not yet consented to assignment of the interests to Edge. Two lessors of interests having an aggregate allocated value of approximately $900,000 hold rights of first refusal and rights to prohibit assignment of such interests and have not yet consented to the sale and assignment of such interests of Edge. We have notified these eight lessors of the pending sale, and we anticipate that we will obtain waivers and consents from these lessors. In the event one of these lessors exercises its right of first refusal, we would sell the applicable interest to the lessor on substantially the same terms as set forth in the asset purchase agreement with Edge. Subject to the conditions of Edge’s obligations under its asset purchase agreement, described below, Edge would purchase the remainder of the interests. In the event one of the these lessors prohibits the assignment of an interest to Edge, Edge would not purchase the applicable interest.

•	THE PROPOSED SALE OF THE ASSETS (SEE PAGE 8). We have agreed to sell our south Texas natural gas and oil interests to Edge Petroleum Exploration Company. Specifically, we will sell all of the interests to Edge for $50 million, subject to adjustment to reflect, among other items, title defects, environmental remediation costs, and the net proceeds we derive from the interests between July 1, 2004 and the date on which the proposed sale is completed. Assuming the sale is completed on December 31, 2004, we estimate we will have received approximately $7 million in net revenues for production during the four months of July, August, September, and October. We thus would anticipate receiving approximately $43 million in pre-tax proceeds, with estimated taxes owed as a result of this sale of approximately $9 million. We anticipate net proceeds after tax and before debt repayment of approximately $34 million. We currently anticipate closing this transaction by December 31, 2004. The transaction does not require the parties to obtain any regulatory approval or comply with any federal or state regulatory requirement.

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•	USE OF PROCEEDS (SEE PAGE 12). Assuming the sale is completed on December 31, 2004, we will have net after tax and after debt repayment proceeds of approximately $34 million. Initially, we expect to invest these proceeds in short-term U.S. government securities. These funds will provide working capital for ongoing operations and allow us to continue investing in our existing onshore exploration programs and to maintain our 10% limited partnership interest in the Freeport LNG plant, including a possible expansion in the plant’s capacity. As a result of our increased liquidity from this sale, we will consider acquiring direct working interests, on a prospect by prospect basis, of between 5% and 20% in offshore Gulf of Mexico prospects being pursued by our two partially owned subsidiaries. While we intend to use the proceeds to fund our offshore and onshore exploration prospects and develop the LNG terminal, we do not yet know the precise prospects and actual expenditures. We will determine the precise prospects and actual expenditures as opportunities arise and we assess the risks and rewards related to each opportunity.

•	OUR REASONS FOR THE PROPOSED SALE (SEE PAGE 10). Our core belief and strategy is that the “value creation” event in the natural gas and oil exploration industry is the drilling and discovery of natural gas and oil reserves. We, thus, routinely review our assets with the objective of maximizing the exploration opportunities and returns available to us. In Contango’s five year history, we have attempted to be opportunistic and have previously both purchased and sold reserves, For instance, in fiscal years 2002 and 2003, we purchased 14.0 Bcfe of our south Texas proved reserves for $26 million. In fiscal year 2003, we offered our south Texas properties for sale but did not receive any acceptable offers and decided not to pursue the sale. In fiscal year 2004, we sold natural gas and oil assets for approximately $11 million and used the proceeds to reduce debt and invest in our onshore and offshore exploration programs and in our Freeport LNG plant. We believe Edge has offered us a fair and attractive price from a financial perspective for our properties. We believe our increased liquidity as a result of this sale will enable us to expand our offshore exploration opportunities.

•	OUR BOARD OF DIRECTORS’ RECOMMENDATION (SEE PAGE 12). Our Board of Directors believes that the proposed sale is in the best interests of us and our stockholders and unanimously recommends that you vote in favor of the proposed sale.

•	THE ASSET PURCHASE AGREEMENT (SEE PAGE 13). The asset purchase agreement, dated as of October 7, 2004, is attached as Annex A to this proxy statement. We encourage you to read the agreement as it is the legal document that governs the proposed sale.

•	CONDITIONS TO THE ASSET PURCHASE AGREEMENT (SEE PAGE 17). The completion of the proposed sale depends upon meeting a number of conditions, including the following:

•	Lessor’s failure to exercise its right of first refusal with respect to the assets,

•	Consent of the lessor to assignment of the assets,

•	Authorization by a majority vote of our stockholders,

•	There being no material adverse change in the value of the assets, and

•	The transactions contemplated by the asset purchase agreement not having been abandoned, as described below.

•	ABANDONMENT OF THE TRANSACTIONS CONTEMPLATED BY THE ASSET PURCHASE AGREEMENT (SEE PAGE 17). If net adjustments to the purchase price with respect to title defects and environmental matters exceed $5 million, either we or Edge may abandon the transactions contemplated by the asset purchase agreement at any time prior to the completion of the sale. In addition, either party may abandon the transactions contemplated by the asset purchase agreement if (1) a court or other governmental authority prohibits the proposed sale, or (2) the closing conditions have not been met and the proposed

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sale has not been completed on or before the earlier of February 28, 2005 and the date that follows December 31, 2004 by the number of days equal to the number of days between the date the SEC notified us that it would review our proxy statement, which was October 18, 2004, and the date the SEC’s review process is completed. This date when either party may abandon the transactions if the closing conditions have not been met is the last permitted closing date.

•	BREAK-UP FEES (SEE PAGE 17). If the closing conditions set forth in the asset purchase agreement are satisfied and Edge fails to fulfill its obligations necessary to purchase our assets pursuant to the agreement by the last permitted closing date, then we may terminate the agreement, and Edge will owe us $2 million. If the closing conditions set forth in the asset purchase agreement are satisfied and we fail to fulfill our obligations necessary to sell our assets pursuant to the agreement by the last permitted closing date or our Board of Directors amends its recommendation of Edge’s offer and recommends a superior proposal, then either we or Edge may terminate the agreement, and we will owe Edge $2 million. If our stockholders fail to approve the proposed sale, we will owe Edge $1 million.

•	ACCOUNTING TREATMENT (SEE PAGE 13). Under accounting principles generally accepted in the United States of America, upon stockholder approval of the proposed transaction, we expect to reflect the results of operations of the south Texas natural gas and oil interests sold as discontinued operations, including the related gain on the sale, net of any applicable taxes commencing with the quarter during which the proposed sale closes. For further information, see the pro forma financial information.

•	UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. The proposed sale of our south Texas natural gas and oil interests will not result in any United States federal income tax consequences to you. If completed, the proposed sale will, however, be a taxable event to us for United States federal income tax purposes.

•	NO APPRAISAL RIGHTS. Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the proposed sale.

QUESTIONS AND ANSWERS ABOUT THE PROPOSED SALE

Q:	WHY ARE WE SELLING OUR NATURAL GAS AND OIL INTERESTS IN THE SOUTH TEXAS PROPERTIES?

A:	Throughout Contango’s five year history, we have attempted to be both an opportunistic purchaser and seller of reserves. Natural gas and crude oil prices are currently near their historic highs, and we think this is an opportune time to sell. Edge recently submitted an unsolicited offer to purchase substantially all of our south Texas natural gas and oil interests, and we have accepted Edge’s offer, subject to conditions contained in the asset purchase agreement, including the approval of our stockholders. Our Board of Directors believes that the price Edge will pay for the interests is both fair and attractive from a financial point of view.

Q:	WHAT ARE THE EXPECTED PROCEEDS FROM THE SALE?

A:	The effective time of the sale will be July 1, 2004. Assuming the sale is completed on December 31, 2004, we estimate will have received approximately $7 million in net revenues for production during the four months of July, August, September, and October. We thus would anticipate receiving approximately $43 million in pre-tax proceeds, with estimated taxes owed as a result of this sale of approximately $9 million. We anticipate net proceeds after tax and before debt repayment of approximately $34 million.

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Q:	WHAT ARE WE PLANNING TO DO WITH THE NET PROCEEDS FROM THE SALE?

A:	Initially, we expect to invest the proceeds from the sale in short-term U.S. government securities. These funds will provide working capital for ongoing operations and allow us to continue investing in our existing onshore exploration programs and to maintain our 10% limited partnership interest in the Freeport LNG plant, including any expansion in the plant’s capacity.

The additional liquidity will give us the ability to consider taking a 5% to 20% working interest position in the offshore Gulf of Mexico exploration opportunities being developed by our two partially owned subsidiaries, Republic Exploration, LLC and Contango Offshore Exploration, LLC. Our offshore Gulf of Mexico prospects are focused on the ‘deep shelf’ portion of the Gulf of Mexico. The deep shelf refers to the depth of the prospect, which is greater than 15,000 feet, not the depth of the water. Deep shelf prospects are expensive, with dry hole costs in the range of $10 to $20 million, and costs can be considerably greater if adverse weather conditions or down hole problems develop. Deep shelf prospects are risky, as 3-D seismic data are not as effective an exploration tool as depth increases below 15,000 feet. Deep shelf discoveries, however, are typically considerably larger than onshore discoveries. We can offer no assurances that any deep shelf prospects in which we invest will be successful.

While we intend to use the proceeds to fund our offshore and onshore exploration prospects and develop the LNG terminal, we do not yet know the precise prospects and actual expenditures. We will determine the precise uses and actual expenditures as opportunities arise and we assess the risks and rewards related to each opportunity.

Q:	WHEN DO YOU EXPECT THE PROPOSED SALE TO BE COMPLETED?

A:	We are working to complete the proposed sale as quickly as practicable. If all necessary approvals, including stockholder approval and third party consents, have been obtained, we hope to complete the sale shortly after the special meeting scheduled for December , 2004.

Q:	WHY ARE WE ASKING FOR A STOCKHOLDER VOTE? WHAT VOTE IS REQUIRED?

A:	The proposed sale may constitute the sale of “substantially all” of our assets under Delaware corporate law. If so, the proposed sale requires authorization by the holders of a majority of our outstanding common stock voting together as a class with holders of our Series C preferred stock, who will vote as if their shares had been converted into shares of common stock. Because it is not clear whether the proposed sale requires stockholder authorization, we are making the sale subject to a stockholder vote to avoid any uncertainty, and we will not complete the sale unless and until it is authorized by the affirmative vote of holders of a majority of our common stock and Series C preferred stock voting as a single class as described below.

Q.	WHO IS ENTITLED TO VOTE?

A:	Record holders of our capital stock as of November 16, 2004 are entitled to vote at the special meeting.

Q:	HOW MANY SHARES MAY VOTE AT THE SPECIAL MEETING?

A:	Holders of common stock and holders of Series C preferred stock will vote as one class at the special meeting. Each record holder of common stock is entitled to one vote per share of common stock. Each record holder of Series C preferred stock is entitled to one vote for each share of common stock into which each share of Series C preferred stock is convertible. Currently, each holder of Series C preferred stock on the record date is entitled to 833 votes per share of Series C preferred stock owned. As of the record date of November 16, 2004, we had outstanding

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13,004,950 shares of common stock and 1,400 shares of Series C preferred stock, which were convertible into 1,166,662 shares of common stock. The total number of shares eligible to vote is thus 14,171,612. The affirmative vote of a majority of these shares is required for approval.

Q:	WHAT WILL HAPPEN IF THE PROPOSED ASSET SALE IS NOT APPROVED?

A:	If our stockholders fail to approve the proposed sale, then either we or Edge may terminate the agreement, and we will owe Edge $1 million as liquidated damages.

We would continue to invest in our onshore exploration programs and invest as necessary to maintain our 10% limited partnership interest in our Freeport LNG plant. We would have to increase our debt or sell equity to have the liquidity needed to invest in as many or take as large a working interest in Republic Exploration’s and Contango Offshore Exploration’s prospects if this sale were not to occur.

Q:	WHAT DO I NEED TO DO NOW?

A:	Just complete, sign, and mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. The meeting will take place on December 2004. Our Board of Directors unanimously recommends that you vote in favor of the proposed sale.

Q:	CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY CARD?

A:	Yes. You can change your vote at any time before we vote your proxy at the special meeting. You can do so in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy to our Secretary at the address given below. Second, you can request a new proxy card and complete and send it to our Secretary at the address given below. Third, you can attend the special meeting and vote in person.

You should send any written notice or request for a new proxy card to the attention of the Secretary, Contango Oil & Gas Company, 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

Q:	IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A:	Your broker will vote your shares only if you provide instructions on how to vote. Following the directions provided by your broker, you should instruct your broker to vote your shares. Without your instructions, your shares will not be voted, which will have the same effect as a vote against the proposed sale.

Q:	WHAT IS THE EFFECT OF AN ABSTENTION OR A BROKER NON-VOTE?

A:	Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares of our common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders as a vote against, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

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Q:	HOW WILL WE SOLICIT PROXIES?

A:	Proxies may be solicited in person, by telephone, facsimile, mail or e-mail by our directors, officers and employees without additional compensation. Brokers, nominees, fiduciaries, and other custodians have been requested to forward soliciting material to the beneficial owners of shares of our common stock held of record by them, and we will reimburse such custodians for their reasonable expenses.

Q:	WHO CAN ANSWER FURTHER QUESTIONS?

A:	If you have more questions about the proposed sale, you should contact:

Contango Oil & Gas Company

3700 Buffalo Speedway, Suite 960

Houston, Texas 77098

(713) 960-1901

Attention: Kenneth R. Peak, Chairman and Chief Executive Officer

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements made in this proxy statement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. The words and phrases “should be”, “will be”, “believe”, “expect”, “anticipate”, “estimate”, “forecast”, “goal”, and similar expressions identify forward-looking statements and express our expectations about future events. These include such matters as:

•	The closing of the proposed asset sale;

•	Our use of proceeds from the proposed asset sale;

•	Our financial position;

•	Business strategy and budgets;

•	Anticipated capital expenditures;

•	Drilling of wells;

•	Natural gas and oil reserves;

•	Timing and amount of future production of natural gas and oil;

•	Operating costs and other expenses;

•	Cash flow and anticipated liquidity;

•	Prospect development;

•	Property acquisitions and sales; and

•	Development and financing of our LNG receiving terminal.

Although we believe the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will occur. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from actual future results expressed or implied by the forward-looking statements. These factors include among others:

•	The satisfaction of closing conditions to the asset purchase agreement, including approval of the sale by our stockholders;

•	Receipt of required third party consents;

•	Potential adjustments to the purchase price we may receive for the sale of the assets;

•	Our indemnification obligations to the purchaser of the assets;

•	Risks associated with our use of the proceeds from the proposed asset sale, including the drilling of dry holes and the attendant higher costs and risks associated with taking a working interest position in deep shelf prospects;

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•	Low and/or declining prices for natural gas and oil;

•	Natural gas and oil price volatility;

•	The risks associated with exploration, including cost overruns and the drilling of non-economic wells or dry holes;

•	Availability of capital and the ability to repay indebtedness when due;

•	Ability to raise capital to fund capital expenditures;

•	The ability to find, acquire, market, develop and produce new natural gas and oil properties;

•	Uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures;

•	Operating hazards attendant to the natural gas and oil business;

•	Downhole drilling and completion risks that are generally not recoverable from third parties or insurance;

•	Potential mechanical failure or under-performance of significant wells or pipeline mishaps;

•	Weather;

•	Availability and cost of material and equipment;

•	Delays in anticipated start-up dates;

•	Actions or inactions of third-party operators of our properties;

•	Ability to find and retain skilled personnel;

•	Strength and financial resources of competitors;

•	Federal and state regulatory developments and approvals;

•	Environmental risks;

•	Worldwide economic conditions;

•	Operational and financial risks associated with foreign exploration and production;

•	Ability of LNG to become a competitive energy supply in the United States; and

•	Ability to fund our LNG project, cost overruns, and third party performance.

You should not unduly rely on these forward-looking statements in this proxy statement, as they speak only as of the date of this proxy statement. Except as required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this proxy statement or to reflect the occurrence of unanticipated events. All references in this proxy statement to “we”, “us”, or “our” are to Contango Oil & Gas Company and its subsidiaries. Unless otherwise noted, all information in this proxy statement relating to natural gas and oil reserves and the estimated future net cash flows attributable to those reserves are based on estimates prepared by independent engineers and are net to our interest.

RISK FACTORS

In considering whether to authorize the proposed sale, you should consider, in addition to the other information contained in this document, the following risks:

The sale of the natural gas and oil interests will reduce revenue and income from operations by approximately 80%.

The south Texas natural gas and oil interests we are selling constitute 80% of our estimated revenues and 80% of estimated income for our July, August, September and October operations. Following the sale, we will have remaining production of approximately 3.0 MMcfe per day. Based on current prices and production rates, this level of production will result in monthly net production revenues prior to interest, income taxes, depreciation, depletion and amortization, impairment, expenses, exploration expenses, including gains (losses) from hedging activities and sales of assets of $400,000 to $500,000 per month, a level believed to be sufficient to pay our on-going cash general and administrative expenses of $175,000 to $200,000 per month. Our stockholders will be exposed to the reinvestment risk of the sales proceeds. To the extent we are unsuccessful in our onshore and offshore exploration programs or our Freeport LNG receiving terminal is not successfully developed, your investment in us will suffer.

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There is no plan to distribute any of the proceeds of the asset sale to our stockholders, and exploration drilling involves significant risks.

We do not intend to distribute any portion of the proceeds from the asset sale to our stockholders. Our intention is to use the net proceeds of the sale to attempt to maximize shareholder value. Initially, the net proceeds will be invested in short-term U.S. government securities. We intend to continue to pursue natural gas and oil exploration, both onshore and offshore. These opportunities involve significant risks. Our future investments may be illiquid and could result in a total loss to us and our stockholders if our exploration efforts prove unsuccessful.

You should also consider the risk factors set forth in our Form 10-K for the year ended June 30, 2004 that relate to our intended use of proceeds, particularly those regarding the risks involved in natural gas and oil exploration.

THE PROPOSED SALE

General

Pursuant to the terms of the asset purchase agreement, we propose to sell to Edge all of our south Texas natural gas and oil interests located in south Texas. The purchase price is $50 million, subject to adjustment as described below.

Description of the Assets to be Sold

We are selling our working and net revenue interests in natural gas and oil leases, wells, equipment, contracts, and seismic rights related to properties located in south Texas. Current net production from the south Texas properties is approximately 11 million cubic feet of natural gas per day and 150 barrels of condensate per day. Total proved producing reserves attributable to the properties as of June 30, 2004 totaled approximately 14.4 Bcf of natural gas and 266,000 barrels of oil. Based on relevant spot prices at June 30, 2004 of $5.90 per MMbtu for natural gas at the Houston Ship Channel (which equates to a NYMEX price of $6.16 per MMbtu) and to a NYMEX oil price of $37.05 per barrel, in each case before adjusting for basis, transportation, and BTU content, the proved producing reserves had a present value of approximately $54.3 million, assuming a 10% discount rate. The south Texas natural gas and oil interests represent 93% of our proved onshore reserves and 80% of our current estimated production. The interests are held by a limited partnership. Two of our wholly-owned subsidiaries are the sole general partner and sole limited partner of the limited partnership.

On a consolidated basis, revenues attributable to the south Texas natural gas and oil interests equaled 95% of our total revenues and 100% of our operating income as of June 30, 2004. The south Texas natural gas and oil interests constituted approximately 55% of our assets as of June 30, 2004.

Historical financial information is set forth in our consolidated financial statements, which are included in our annual report on Form 10-K for the year ended June 30, 2004.

Background of the Proposed Sale

On an ongoing basis our management reviews various alternatives to enhance stockholder value. As part of this process, in late 2002, we began to look at the feasibility of selling our south Texas natural gas and oil interests. We believed that we would receive a better return on our capital by engaging in a more active prospect generation and exploration effort.

In October 2002, we engaged Randall & Dewey Inc. to assist us in conducting a possible sale. Randall & Dewey contacted numerous potential buyers regarding their possible interest in acquiring those interests. In December of 2002, prior to receiving any indications of interest from prospective buyers, we determined that it was in the best interests of our stockholders not to proceed with a proposed sale at that

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time, and we ended our efforts to sell the south Texas natural gas and oil interests. We anticipated that we would negotiate a purchase price with potential purchasers and did not seek a particular purchase price. Our relationship with Randall & Dewey Inc. ended in 2002, and Randall & Dewey Inc. has had no involvement with our proposed asset sale to Edge.

In August of 2004, Michael Long, Edge’s Chief Financial Officer, and C.W. MacLeod, Edge’s Senior Vice President of Business Development and Planning, requested a meeting on August 26, 2004 with Kenneth R. Peak, our Chairman and Chief Financial Officer. Messrs. Long and MacLeod did not state a purpose for the meeting. Mr. Peak knew that Edge was a company engaged in the energy industry and agreed to meet with Edge’s officers. At the August 26, 2004 meeting, Messrs. Long and MacLeod indicated Edge’s interest in our natural gas and oil properties in south Texas. Mr. Peak stated that Contango was continually reviewing its assets and would be interested in selling its south Texas properties at a price of $50 million. Mr. Peak arrived at the $50 million price due to his familiarity as our Chairman and Chief Executive Officer with the daily production from our properties, the market for reserves, and the extent of our proved reserves. After the initial meeting, Edge indicated that it would be interested in performing due diligence with respect to our south Texas natural gas and oil interests.

On September 1, 2004 through September 3, 2004, our Board of Directors held its annual retreat. The Board of Directors was not previously aware of Edge’s indication of interest in potentially purchasing our south Texas natural gas and oil interests. At the annual retreat, Mr. Peak advised the Board of Directors of his meeting with Edge’s officers. The Board of Directors directed Mr. Peak to pursue the potential asset sale, but did not authorize a sale or approve a purchase price. On September 21, 2004, after receiving additional confirmation of Edge’s interest, Mr. Peak advised our Board of Directors of Edge’s continued interest, and after further discussing the possible consequences of the asset sale, our Board of Directors recommended that Mr. Peak continue to pursue the potential asset sale. Again, the Board of Directors did not authorize a sale or approve a purchase price.

On September 8, 2004, we entered into a confidentiality agreement with Edge. On September 9, 2004 and again on September 14, 2004, senior executives of Edge visited our offices to perform due diligence. On September 23, 2004, Edge’s Chief Financial Officer and Senior Vice President advised Mr. Peak that Edge was prepared to offer $50 million for all of our south Texas natural gas and oil interests, subject to negotiation of definitive documentation and receipt of required third party consents and approvals. Mr. Peak discussed the proposal with each other member of our Board of Directors, and each member encouraged Mr. Peak to negotiate the terms of an asset purchase agreement on our behalf.

Over the course of the next two weeks, we negotiated the terms and conditions of the asset purchase agreement with Edge, including terms relating to purchase price adjustments, representations and warranties, indemnification for breaches of the agreement and related indemnification threshold and liquidated damage amounts. Our Board of Directors unanimously approved the proposed sale on October 6, 2004 and directed our officers to conclude the negotiation of, and execute, a definitive version of the asset purchase agreement. Contango, Edge, and Contango STEP, L.P., our limited partnership that directly owns the assets, executed the definitive asset purchase agreement on October 7, 2004.

The Board of Directors relied in part on a reserve report prepared by independent third-party reservoir engineers. The reserve report was prepared to enable us to present the estimated value of our reserves to our stockholders in our annual report. The report was not prepared in anticipation of the proposed sale. A summary of the reserve report is set forth on pages 11 and 12 of this proxy statement. The engineers prepared the report during August of 2004 and delivered the report to us on September 10, 2004. The engineers were aware that we had considered selling our south Texas natural gas and oil interests in 2002 but were not aware that we were considering the sale of the interests in 2004.

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Reasons for the Proposed Sale

In reaching its decision to recommend and approve the proposed sale and the asset purchase agreement, our Board of Directors considered the following material factors:

•	Our strategy for maximizing stockholder value is based on our core belief that the value creation event in our industry is the drilling of successful exploration wells. The increased liquidity and financial flexibility provided by this sale will allow us to drill more exploration wells.

•	Natural gas and crude oil prices are currently near their historic highs, and we think this is an opportune time to sell.

•	In the last several years, we have invested approximately $20 million in offshore Gulf of Mexico 3-D seismic data, a sophisticated 3-D seismic reprocessing center, and 42 offshore leases through our two partially owned subsidiaries, Republic Exploration, LLC and Contango Offshore Exploration, LLC. Through Republic Exploration and Contango Offshore Exploration, we now own 3-D seismic data in over 4,000 blocks and 42 leases. Our strategy to date has been to farm-out our prospects to others and keep an overriding royalty interest or carried back-in working interest. As a result of our increased liquidity, we intend to consider investing, on a prospect by prospect basis, a 5% to 20% working interest position in our deep shelf offshore prospects. Deep shelf prospects are risky and expensive, but typically have potential for greater reserves and production than the onshore prospects available to us.

•	Based on a reserve report prepared by our independent third-party reservoir engineers, as summarized immediately below, our south Texas natural gas and oil interests, using relevant spot prices at June 30, 2004 of $5.90 per MMbtu for natural gas at the Houston Ship Channel (which equates to a NYMEX price of $6.16 per MMbtu) and to a NYMEX oil price of $37.05 per barrel, in each case before adjusting for basis, transportation, and BTU content, the proved producing reserves had a present value of approximately $54.3 million, assuming a 10% discount rate. Our reserves are 90% natural gas. Natural gas prices are both cyclical and volatile, and we believe this is an attractive price.

•	The consideration to be paid by Edge consists entirely of cash.

•	The asset purchase agreement does not contain a financing condition and, accordingly, we are not assuming the risk that Edge will be unable to obtain financing.

•	Other terms of the asset purchase agreement, which is the product of extensive arm’s-length negotiations are believed to be reasonable and commercially attractive.

•	Its determination that the consideration to be received for the south Texas natural gas and oil interests is fair based on an assessment of our business and financial results.

•	The risk and uncertainty associated with our south Texas natural gas and oil interests being concentrated in one area.

•	Our south Texas properties included in the proposed sale constitute the bulk of the collateral used to secure our existing bank line, which recently was reviewed and approved at $21 million. The amount of borrowings under the existing line is limited to a hydrocarbon borrowing base. The revolving line of credit currently available to us declines at approximately $600,000 per month and at December 1, 2004 is projected to be $19.8 million. After completion of the proposed transaction, we will have sold almost all of our hydrocarbon assets used to collateralize our bank revolver, and our remaining bank credit line, if any, will be less than $2 million.

•	We will pay federal income taxes as a result of this sale. The increased liquidity provided by this sale, however, gives us the ability to acquire 5% to 20% working interests in available Gulf of Mexico prospects. Drilling these prospects can provide us with significant intangible drilling costs (IDC), which are immediately deductible for income tax purposes.

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Our Board of Directors did not find it practical to and did not quantify or attempt to attach relative weight to any of the specific factors considered by it. Our Board of Directors, however, did find that the positive factors listed above outweighed the potential risks of the proposed sale and found the opportunity to generate increased stockholder value through completion of the proposed sale compelling from a financial perspective. Notwithstanding expectations of our management regarding the benefits to be realized from the proposed sale, no assurance can be given that we will be able to realize such benefits.

Summary of Reserve Report

In recommending the proposed sale, our Board of Directors considered a report prepared by the engineering firm W.D. Von Gonten & Co. The report assesses our proved reserves and future net revenue as of July 1, 2004. The report was prepared as an independent assessment to enable us to present the estimated value of our reserves to our stockholders in our annual report for the year ended June 30, 2004. The report was not prepared in anticipation of the sale of our south Texas natural gas and oil interests and does not assess the fairness of the consideration we may receive for the interests in the proposed asset sale. W.D. Von Gonten & Co. has prepared annual and quarterly reports for us regarding our proved reserves and future net revenue since 2000, and the reserve report our Board of Directors considered was the most recent reserve report available.

W.D. Von Gonten & Co. is composed of experienced engineers familiar with reserves located in south Texas. We selected W.D. Von Gonten & Co. to prepare our reserve reports because of its expertise and our satisfaction with its prior services. From time to time, we have also engaged the firm to prepare evaluations of selected properties that we have considered purchasing. During the past two years, we have paid approximately $103,000 to the firm as consideration for annual and quarterly reserve reports. During the past two years, we have paid approximately $37,000 to the firm for evaluations of certain properties included in other unrelated projects. We intend to obtain future reports and evaluations from W.D. Von Gonten & Co.

In preparing the reserve report our Board of Directors considered, W.D. Von Gonten & Co. projected production rates and timing of development expenditures and analyzed available geological, geophysical, production and engineering data. Estimates of natural gas and oil reserves are inherently imprecise. The process requires various assumptions, including natural gas and oil prices, drilling and operating expenses, capital expenditures, taxes, and availability of funds. Actual future production, natural gas and oil prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable natural gas and oil reserves most likely will vary from estimates. Any significant variance could materially affect the estimated quantities and net present value of reserves. Because the reserve estimate was not based on a lengthy production history and was calculated using volumetric analysis, estimates are less reliable than estimates based on a lengthy production history. As we have each quarter for the past four years, we instructed W.D. Von Gonten & Co. to generate a report of our reserves to enable us to present the estimated value of our reserves. We did not limit the scope of or vary our instructions for the report our Board of Directors used to evaluate the proposed sale.

The W.D. Von Gonten & Co. reserve report concluded that our estimated net proved natural gas and oil reserves and the pre-tax net present value of our reserves at June 30, 2004, was as set forth in the following table. The pre-tax present value is not intended to represent the current market value of the estimated natural gas and oil reserves we own. The pre-tax net present value of future cash flows attributable to our proved reserves prepared in accordance with SEC guidelines as of June 30, 2004 was based on $5.90 per MMbtu for natural gas at the Houston Ship Channel (which equated to a NYMEX price of $6.16 per MMbtu) and to a NYMEX oil price of $37.05 per barrel of oil, in each case before adjusting for basis, transportation costs and Btu content. For further information concerning the present value of

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future net cash flows from these proved reserves, see the discussion titled “Supplemental Oil and Gas Disclosures” in our Form 10-K for the year ended June 30, 2004.

	Total Proved Reserves as of June 30, 2004
	Producing	Behind Pipe	Undeveloped	Total
Natural Gas (MMcf)	15,543	91	—	15,634
Oil and condensate (MBbls)	295	2	—	297
Total proved reserves (MMcfe)	17,313	103	—	17,416
Pre-tax net present value ($000)	$59,537	$230	$—	$59,767

Recommendation of Our Board of Directors

At a special meeting held on October 6, 2004 to consider the asset purchase agreement, our Board of Directors unanimously approved the proposed sale as being in the best interests of us and our stockholders. FOR THE REASONS DISCUSSED ABOVE, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSED SALE.

Use of Proceeds

Background. Natural gas and oil prices have been exceptionally strong over the past year. While oil prices are expected to continue to remain strong, they will also likely remain volatile, with large swings due to supply tightness stemming from strong world demand combined with political unrest in major crude producing regions. Natural gas prices will likely be subject to wide swings due to weather, growing demand and the industry’s overall difficulty in replacing and growing reserves and production. In the current macro-industry environment, we believe this is an excellent time to “harvest” our existing cash flow and direct the proceeds into drilling an increased number of wells in which we have exposure in the offshore Gulf of Mexico. While we have ample borrowing capacity under our bank line, we do not think it is prudent to drill deep shelf exploration wells with increased debt. The price we expect to receive for substantially all of our interests in natural gas and oil properties in south Texas is considered fair from a financial perspective.

Assuming our sale is completed on December 31, 2004, we anticipate net after tax and before debt repayment proceeds of approximately $34 million. Initially, we expect to invest these proceeds in short-term U.S. government securities. These funds will provide working capital for ongoing operations and allow us to continue investing in our existing onshore exploration programs and to maintain our 10% limited partnership interest in the Freeport LNG plant, including any possible expansion in the plant’s capacity. As a result of our increased liquidity from this sale, we will consider acquiring direct working interests, on a prospect by prospect basis, of between 5% and 20% in Republic Exploration’s and Contango Offshore Exploration’s Gulf of Mexico prospects. While we intend to use the proceeds to fund our offshore and onshore exploration prospects and develop the LNG terminal, we do not yet know the precise prospects and actual expenditures. We will determine the precise uses and actual expenditures as opportunities arise and we assess the risks and rewards related to each opportunity.

Onshore Exploration Efforts. We expect to use the proceeds from the proposed sale of our south Texas natural gas and oil interests to continue to fund our onshore exploration efforts. Our onshore exploration efforts are primarily conducted through our three onshore alliance partners. We and one of our partners completed a 3-D seismic shoot covering approximately 40 square miles in southern Duval County, Texas. The shoot identified two prospects, both of which commenced production in September of 2004. We expect to drill two additional shallow prospects in December of 2004 at the latest. We recently participated in an unsuccessful exploratory Queen City well in Jim Hogg County, Texas. Our 45% share of the dry hole cost is estimated at $400,000. In addition, we have agreed to participate in an exploratory well in Bandera County, Texas. We expect to drill this prospect by July of 2005. Our 50% share of the dry hole cost is estimated at $600,000. In February of 2004, we agreed to explore prospects with another alliance partner. The alliance partner identified eight prospect areas, and has successfully drilled an 11,400-foot

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Wilcox test in one prospect area in Zapata County, Texas. We have a 14% net revenue interest in this well. Another Wilcox test is planned for a second prospect area in Zapata County next year. Our 18.8% share of the dry hole cost is estimated at approximately $800,000. In September of 2004, we entered into an agreement with another alliance partner to generate prospects in Jim Hogg County using available 3-D seismic data. We have agreed to reimburse the partner $100,000 for geological and geophysical costs. If drillable prospects are identified, we will pay all of the prospect leasehold costs and carry the partner on a portion of the drilling costs on a specified number of wells.

Offshore Exploration Efforts. We conduct our exploration activities in the Gulf of Mexico directly and through affiliated companies. We and our affiliates have interests in 42 offshore leases. We own interests in two limited liability companies formed to generate exploration opportunities in the Gulf of Mexico. These companies have collectively licensed approximately 4,000 blocks of this 3-D seismic data and have focused on using 3-D seismic data reprocessed in our reprocessing center to identify prospects, acquire leases at federal and state lease sales, and then sell the prospects to third parties, subject to timed drilling obligations plus retained reversionary interests in our favor. Our increased liquidity will give us the financial flexibility on a prospect by prospect basis to consider acquiring a direct 5% to 20% working interest under the same arms-length terms available to industry partners.

Development of an LNG terminal. One potential use of proceeds is to maintain our 10% limited partnership interest in the limited partnership formed to develop a 1.5 billion cubic feet per day LNG receiving terminal in Freeport, Texas. We invested $2.3 million to acquire our 10% limited partnership interest, and we expect the LNG terminal to commence commercial operations as early as 2007. Dow Chemical Company has entered into agreements providing for Dow’s potential long-term use of the LNG terminal and Dow’s firm commitment for the use of 500 million cubic feet per day of regasification capacity. In June of 2004, the Federal Energy Regulatory Commission issued an order authorizing the limited partnership to site, construct, and operate the LNG terminal, and in September of 2004, FERC extended the time the limited partnership has to place the LNG terminal into service until 2009. In July of 2004, ConocoPhillips entered into agreements providing for the construction and use of the LNG receiving terminal. ConocoPhillips acquired 1.0 billion cubic feet per day of regasification capacity, purchased a 50% interest in the general partner of the limited partnership, and agreed to provide substantial construction funding. The limited partnership and ConocoPhillips are negotiating the engineering, procurement, and construction contract for the LNG terminal. The current management of Freeport LNG will remain in place and will oversee the commercial activities of the partnership, while ConocoPhillips will manage the construction of the facility and oversee its operations. Although we believe that ConocoPhillips will provide a majority of the construction financing, we anticipate that we will, from time-to-time, be required to provide funds to the project. Moreover, if the plant’s capacity were to be expanded beyond its current anticipated 1.5 Bcf per day, we would likely be required to provide our pro rata 10% equity participation to help secure the funds required for expanding the plant’s capacity. We intend to use, as necessary to satisfy our potential capital contribution obligations as a limited partner, a portion of the proceeds from the sale of the south Texas natural gas and oil interests to provide funds for developing the Freeport LNG plant and any potential expansion of its capacity.

Accounting Treatment for the Proposed Sale

Under accounting principles generally accepted in the United States of America, upon stockholder approval of the proposed sale, we expect to reflect the results of operations of the south Texas natural gas and oil interests sold as discontinued operations, including the related gain on the sale, net of any applicable taxes commencing with the quarter during which the proposed sale closes. For further information, see the pro forma financial information.

TERMS OF THE ASSET PURCHASE AGREEMENT

The following discussion of the terms and conditions of the asset purchase agreement, while materially complete, is qualified in its entirety by reference to the provisions of the asset purchase agreement, which is attached to this proxy statement as Annex A and incorporated by reference in this proxy statement.

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Purchase Price and Adjustments

The base purchase price for our south Texas natural gas and oil interests is $50 million in cash, subject to adjustment. The base purchase price will be adjusted to account for revenue attribution, title defects, third-party consents, and environmental matters. The adjustments to the purchase price are not limited by a “collar” or any other limitation.

Adjustments due to revenue attribution. Although the asset purchase agreement is dated as of October 7, 2004, the effective time of the sale is July 1, 2004. Accordingly, the purchase price will be increased by certain taxes, assessments, and expenses, if any, related to the purchased assets that we pay but are attributable to the period subsequent to July 1, 2004. Similarly, the purchase price will be decreased by certain unpaid taxes, assessments, and expenses related to the purchased assets that are attributable to the period prior to July 1, 2004. Purchase price adjustments with respect to revenues may occur in two stages. We and Edge will jointly prepare an initial closing statement reflecting any net revenue produced from the assets we received after July 1, 2004 and up to a date as close as reasonably practicable to the anticipated closing date. Both parties will then have 30 days to agree to the initial closing statement. If we and Edge fail to agree, both parties will seek to agree pending a final closing statement. Depending on the agreement, the purchase price may be increased or decreased. Within 90 days after the closing, we and Edge will jointly prepare a final closing statement. The final closing statement will reflect any net revenue produced after the date of the initial closing statement from the assets Edge receives that is attributable to the operation of the assets after the date of the initial closing statement. Both parties will then have 30 days to agree to the final closing statement. If we and Edge fail to agree, both parties will submit to binding arbitration. Depending on the agreement or the outcome of the arbitration, the purchase price may be adjusted again.

Adjustments due to title defects. Our title to the south Texas natural gas and oil interests we sell to Edge is presumed to be defensible. If Edge notifies us that our title is defective prior to the closing of the asset sale, we may be required to reduce the purchase price, indemnify Edge against the title defect, or retain the applicable well or lease. Defensible title means that our title in and to each lease and well, subject to permitted encumbrances (1) entitles us to receive not less than the net revenue interest for the hydrocarbons and proceeds thereof produced from each well, (2) obligates us to bear costs and expenses relating to the maintenance, development, operation and production of hydrocarbons from each well, in an amount not greater than the working interest for each well, and (3) is free and clear of encumbrances, liens and defects that materially impair the use of or constitute a loss of interest in the well and the lease. Our title is presumed defensible unless Edge submits a title defect notice. A title defect notice would state that our interest is subject to a lien, encumbrance (other than a permitted encumbrance), or objection that would constitute a material loss of interest in the respective property. The asset purchase agreement attached hereto defines permitted encumbrances and excludes certain defects from constituting title defects. Together with Edge, we have allocated values to each well included in the purchased assets, and together with Edge, we will determine the value of each title defect. Once we receive timely notice of a title defect from Edge prior to the closing, we will have several options. We may cure the title defect prior to closing, indemnify Edge for all liabilities and obligations associated with the title defect until cured, or contest the title defect or the value of the title defect. We may also sell the respective interest to Edge but reduce the purchase price by the agreed-upon value of the title defect and no longer be liable for the title defect; however, we will not be required to adjust the purchase price unless the aggregate value of all title defects equals or exceeds $1 million, and our liabilities will be the sum of the aggregate value of all title defects in excess of $500,000. Or, if the value of the title defect exceeds 10% of the respective well’s allocated value, we also have the option not to sell the interest in the well to Buyer, which would reduce the purchase price by the allocated value of the interest in the well. In this case, we may elect to cure the title defect and convey the interest to Edge before the date of the final closing statement and increase the purchase price, or we may elect to convey the well with the title defect before the date of the final closing statement and indemnify Edge for the title defect.

Adjustments due to third-party consents. A portion of our natural gas and oil interests are subject to transfer restrictions. Third-parties have rights to prohibit the assignment of our interests unless we obtain their consent. Other parties may have preferential rights to purchase our interests that would

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supersede Edge’s rights pursuant to the asset purchase agreement. We have agreed to use our reasonable efforts to obtain third-party consents and provide required notices with respect to preferential purchase rights before and after closing. If Edge identifies a contractually-required third-party consent that has not been obtained prior to closing, Edge may either (1) purchase the applicable interest and require us to indemnify Edge against any loss due to the failure to obtain the required consent, or (2) exclude the interest affected by the required consent from the assets to be purchased at closing and reduce the purchase price accordingly. If we obtain the required consent by the date of the final closing statement, we will convey the interest affected by the required consent to Edge and increase the purchase price accordingly. If a third-party exercises its right to purchase one of the interests to be transferred to Edge or such a right remains exercisable at the closing, then the affected interest will be excluded from the assets to be purchased and the purchase price will be reduced accordingly. If (1) the third-party exercises its preferential right to purchase but fails to consummate the transaction before the date of the final closing statement, (2) the holder’s option to exercise a preferential right expires after closing but before the date of the final closing statement, or (3) the holder has waived the preferential right after the closing but before the date of the final closing statement, we will convey that portion of the affected interest to Edge, and Edge will, on the date of the final closing statement, pay us the amount by which the purchase price was previously reduced with respect to the affected interest. If any other preferential right to purchase that is identified after closing is subsequently exercised, Edge has agreed to convey the affected interest to the third-party and will receive all consideration related thereto.

Other than as described below, all of the lessors have waived their rights of first refusal with respect to the sale to Edge and consented to the assignment of the interests to Edge, to the extent they hold such rights. Six lessors of interests having an aggregate allocated value of approximately $25 million hold rights to prohibit assignment of such interests and have not yet consented to assignment of the interests to Edge. Two lessors of interests having an aggregate allocated value of approximately $900,000 hold rights of first refusal and rights to prohibit assignment of such interests and have not yet consented to the sale and assignment of such interests of Edge. We have notified these eight lessors of the pending sale, and we anticipate that we will obtain waivers and consents from these lessors. In the event one of these lessors exercises its right of first refusal, we would sell the applicable interest to the lessor on substantially the same terms as set forth in the asset purchase agreement with Edge. Subject to the conditions of Edge’s obligations under its asset purchase agreement, described below, Edge would purchase the remainder of the interests. In the event one of the these lessors prohibited the assignment of an interest to Edge, Edge would not purchase the applicable interest.

Adjustments due to environmental matters. We have agreed with Edge to apportion environmental liabilities related to the assets. Upon closing, Edge will indemnify us against liabilities relating to environmental liabilities, except for liabilities relating to the remediation of environmental defects Edge has notified us of prior to closing. We will indemnify Edge for such remediation obligations, except for claims relating to the remediation obligations arising out of events occurring after July 1, 2004 that are within Edge’s control or that are attributable to the acts of Edge or its contractors. We have agreed to use our reasonable efforts to obtain consents from third parties to allow Edge to conduct initial environmental assessments on the south Texas properties. If Edge notifies us no later than 10 days prior to the closing of the asset sale that (1) a condition exists that causes a well or the lands covered by a lease or upon which a well is situated to be in violation of an environmental law and (2) the condition existed prior to July 1, 2004, then we may be required to reduce the purchase price, remediate the environmental condition, or retain the applicable well or lease. If Edge provides us with valid notice of an environmental condition, we may elect to remediate the environmental condition at our expense within 90 days after the closing, in which case we will no longer be required to indemnify Edge for costs related to the environmental condition. Alternatively, we may contest the existence of the environmental condition or the allocated value Edge estimates as the cost of remediating the environmental condition. We may also reduce the purchase price by the value Edge estimates as the costs of remediating the environmental condition; however, we will not be required to adjust the purchase price unless the aggregate value of all estimated remediation costs equals or exceeds $1 million, and our liabilities will be the sum of the aggregate value of all estimated remediation costs in excess of $500,000. Or, if the cost of remediating the environmental condition exceeds 10% of the respective interest’s allocated value, we also have the option to not sell the interest in the well to Edge, which would reduce the purchase price by the allocated value of the interest in the well.

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The Closing

The terms of the asset purchase agreement provide that the sale and purchase of the assets will occur on a date agreeable to both us and Edge on or prior to the earlier of February 28, 2005 and the date that follows December 31, 2004 by the number of days equal to the number of days between the date the SEC notified us that it would review our proxy statement, which was October 18, 2004, and the date the SEC’s review process is completed.

Representations and Warranties

The asset purchase agreement contains various representations and warranties by us, Edge, and Edge’s parent corporation. These include representations and warranties by us as to (1) our organization and good standing, (2) proper authority, (3) title to the assets, (4) requisite approvals, (5) no conflicts or violations, (6) material litigation, (7) brokers, finders and fees, (8) contracts and leases, (9) environmental matters, (10) compliance with laws, (11) oil and gas agreements, (12) gas balances and related contracts, (13) payout balances, (14) transactions with related parties, and (15) our status as a non-operator with respect to the assets.

The asset purchase agreement also contains representations and warranties of Edge and Edge’s parent corporation, including representations and warranties as to: (1) their organization and good standing, (2) proper corporate authority, (3) no conflicts or violations, (4) requisite approvals, (5) brokers, finders and fees, and (6) knowledge of the natural gas and oil business and investment intent.

For a description of the survivability of the representations and warranties and related indemnification, see “— Indemnification; Survival of Indemnification Obligations” beginning on page 17.

Covenants

The asset purchase agreement contains various covenants. During the period from the date of the asset purchase agreement to the closing date, we agree to maintain the assets, pay costs and expenses related to the operation of the assets, notify Edge of certain actions we take and expenses we incur with respect to the assets, and generally conduct our business and operations with respect to the assets in the ordinary course. We also agree to (1) not alter existing marketing contracts or enter into certain types of new marketing contracts, (2) provide financial statements and reserve information to Edge, and (3) request “comfort letters” from our accountants and independent reserve engineers to Edge in connection with filings Edge may make with the SEC, and (4) allow Edge and its representatives to perform additional due diligence with respect to the assets. We also agree to convene the special meeting of stockholders described in this proxy statement for the purpose of obtaining stockholder authorization of the proposed sale.

No Solicitation

In the asset purchase agreement, we and our affiliates agree not to pursue, solicit, or enter into any sale, trade, exchange, joint venture, lease, farmout, or similar transaction prior to closing, involving the assets that are subject to the asset purchase agreement, including any sale, merger, or business combination involving the partnership interests of our wholly-owned limited partnership that directly owns the assets. Our Board of Directors, however, may consider an unsolicited proposal involving such assets and/or the partnership interests of our wholly-owned limited partnership owning such assets. Our Board of Directors may determine that the new proposal is superior to Edge’s and, after providing notice to Edge, change its recommendation regarding Edge’s proposal and instead recommend the unsolicited proposal. Our Board of Directors may only do so if, in its good faith opinion and after consultation with legal counsel and analysis of any counteroffer by Edge, our Board of Directors concludes that its failure to do so could be reasonably likely to be inconsistent with its fiduciary obligations to you.

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Closing Conditions

The respective obligations of each party to effect the purchase and sale of the assets are subject to the satisfaction or waiver at or prior to the closing date of various conditions, including the following: (1) we have obtained waivers from third-parties regarding preferential rights to purchase interests in wells that have an aggregate allocated value equal to 80% of the purchase price, or such parties have failed to exercise their preferential purchase rights, (2) we have obtained consents to assign interests in wells that have an aggregate allocated value equal to 80% of the purchase price, or such consents are not applicable, (3) we have performed our covenants and obligations and our representations and warranties are true and correct, (4) no material adverse change has occurred that causes the value of our interests in a well or group of wells to be reduced by more than $500,000 and we are unable or unwilling to compensate Edge for such reduction, (5) Edge has performed its covenants and obligations and its representations and warranties are true and correct, and (6) our stockholders have authorized the proposed sale.

Abandonment

By providing notice to the other party no later than three business days prior to the closing date, either we or Edge may abandon the transactions contemplated by the asset purchase agreement at any time prior to the completion of the sale, if net adjustments to the purchase price with respect to title defects and environmental matters exceed $5 million. In addition, either party may abandon the transactions contemplated by the asset purchase agreement if (1) a court or other governmental authority prohibits the proposed sale, or (2) the closing conditions have not been met and the proposed sale has not been completed on or before the earlier of February 28, 2005 and the date that follows December 31, 2004 by the number of days equal to the number of days between October 18, 2004 and the date we file a definitive proxy statement. This date when either party may abandon the transactions if the closing conditions have not been met is the last permitted closing date.

Break-Up Fees

If the closing conditions set forth in the asset purchase agreement are met or waived and Edge fails to fulfill its obligations necessary to purchase our assets pursuant to the agreement by the last permitted closing date, then we may terminate the agreement, and Edge will owe us $2 million. If the closing conditions set forth in the asset purchase agreement are met or waived and we fail to fulfill our obligations necessary to sell our assets pursuant to the agreement by the last permitted closing date, or our Board of Directors amends its recommendation of Edge’s offer or we enter into an agreement to consummate a transaction we consider superior to the proposed asset sale to Edge, then either we or Edge may terminate the agreement, and we will owe Edge $2 million. If our stockholders fail to approve the proposed sale, we will owe Edge $1 million. The payments would be due within five business days of termination and would constitute liquidated damages.

Indemnification; Survival Of Indemnification Obligations

After closing the proposed sale, we have agreed to indemnify, defend and save Edge and its affiliates harmless from and against losses and liabilities incurred by Edge and its affiliates arising out of any misrepresentation or breach of representations and warranties by us; our failure to perform any of our covenants or obligations; certain liabilities and obligations related to the purchased assets attributable to events occurring prior to July 1, 2004; and certain obligations related to title defects, failure to obtain third-party consents, and environmental remediation matters. Except with respect to losses relating to title defects, failure to obtain third-party consents, and environmental remediation matters, we will not have to reimburse Edge for losses unless the aggregate amount of such losses exceeds $500,000 and, in that event, our total aggregate reimbursement is limited to $25 million.

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Edge and Edge’s parent corporation have agreed to indemnify, defend and save us and our affiliates harmless from and against losses we incur because of any misrepresentation or breach of representations and warranties by Edge or its parent, any failure by Edge or its parent to perform their covenants and obligations, liabilities and obligations related to the purchased assets and attributable to events occurring subsequent to July 1, 2004.

Our indemnification obligations will survive for twelve months after the closing date except that our indemnification obligations relating to losses in connection with title defects, failure to obtain third-party consents, and environmental remediation matters will survive indefinitely. The parties agree that no claims or causes of action may be brought against either party based upon, directly or indirectly, any of the representations, warranties or agreements contained in the asset purchase agreement after the applicable survival period or, except as otherwise provided in the agreement.

Fees And Expenses

Whether or not the proposed sale is completed, all costs and expenses incurred in connection with the asset purchase agreement and the consummation of the transactions contemplated by the agreement will be paid by the party incurring those expenses, except as specifically provided in the asset purchase agreement.

MARKET PRICE DATA; DIVIDENDS

Our common stock is listed on the American Stock Exchange under the symbol “MCF”. The table below sets forth, for the calendar periods indicated, the high and low closing prices per share of our common stock.

	High	Low
Quarter ended September 30, 2004	$7.27	$6.05

Fiscal year ended June 30, 2004:
Quarter ended June 30, 2004	$7.82	$5.45
Quarter ended March 31, 2004	$8.48	$6.42
Quarter ended December 31, 2003	$7.03	$4.03
Quarter ended September 30, 2003	$4.59	$3.88

Fiscal year ended June 30, 2003:
Quarter ended June 30, 2003	$4.10	$2.86
Quarter ended March 31, 2003	$3.44	$2.80
Quarter ended December 31, 2002	$3.39	$2.56
Quarter ended September 30, 2002	$3.39	$2.59

On October 6, 2004, the last full trading day before the public announcement of the proposed sale, the high sales price per share of our common stock, as quoted by the AMEX, was $6.94 and the low sales price per share was $6.80.

The closing sales price for the shares of our common stock as reported by the AMEX on November         , 2004 (the latest practicable date prior to mailing this proxy statement) was $[    ]. As of the close of business on the record date, there were approximately [            ] holders of record of our common stock.

We have not paid cash dividends on our common stock. We currently intend to retain our earnings and do not anticipate paying any cash dividends in the foreseeable future.

SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

We are providing the following financial data to aid you in your analysis of the financial aspects of the proposed sale. With the exception of the pro forma data as of June 30, 2004, we derived the information from our historical consolidated financial statements. Our consolidated financial statements have been audited by Grant Thornton LLP, independent auditors, and are included in our annual report on Form 10-K for the year ended June 30, 2004.

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The selected pro forma data are derived from the unaudited pro forma consolidated financial statements and accompanying notes appearing elsewhere in this proxy statement. The selected financial data should be read in conjunction with the accompanying notes appearing elsewhere in this proxy statement and with our consolidated financial statements and accompanying notes and the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our annual report on Form 10-K for the year ended June 30, 2004.

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Selected Historical Financial Data

	Year Ended June 30,
	2004	2003	2002	2001	2000 (1)
	(Dollar amounts in 000s, except per share amounts)
Financial Data:

Revenues:
Natural gas and oil sales	$27,630	$33,919	$23,902	$24,549	$298
Gain (loss) from hedging activities	58	(5,709)	5,016	(558)	—

Total revenues	$27,688	$28,210	$28,918	$23,991	$298

Net income (loss)	$7,700	$(4,336)	$6,577	$7,737	$(1,847)
Preferred stock dividends	620	600	600	475	—

Net income (loss) attributable to common stock	$7,080	$(4,936)	$5,977	$7,262	$(1,847)

Net income (loss) per share:
Basic	$0.68	$(0.54)	$0.55	$0.64	$(0.37)
Diluted	$0.58	$(0.54)	$0.48	$0.54	$(0.37)
Weighted average shares outstanding:
Basic	10,484	9,129	10,842	11,287	4,954
Diluted	13,280	9,129	13,712	14,381	4,954

EBITDAX (2)	$28,986	$20,901	$22,486	$19,002	$(481)

Working capital (deficit)	$3,356	$(1,676)	$3,928	$4,782	$4,930
Capital expenditures	$12,384	$22,769	$31,651	$22,769	$2,957
Long term debt	$7,089	$16,460	$17,620	$—	$—
Stockholders’ equity	$36,117	$20,738	$25,098	$25,020	$6,405
Total assets	$45,511	$46,305	$51,840	$31,722	$6,643

	Year Ended June 30,
	2004	2003	2002	2001	2000
Production Data:
Natural gas (million cubic feet)	4,329	6,016	6,982	3,570	28
Oil and condensate (thousand barrels)	99	139	186	122	6
Total (million cubic feet equivalent)	4,923	6,850	8,098	4,302	64

Natural gas (thousand cubic feet per day)	11,827	16,483	19,129	9,781	77
Oil and condensate (barrels per day)	272	380	510	335	17
Total (thousand cubic feet equivalent per day)	13,459	18,763	22,189	11,791	179

Average sales price:
Natural gas (per thousand cubic feet)	$5.65	$5.00	$2.94	$5.92	$4.16
Oil and condensate (per barrel)	$31.99	$27.90	$21.44	$27.95	$28.43

Selected data per Mcfe:
Production and severance taxes	$0.16	$0.35	$0.20	$0.39	$0.12
Lease operating expenses	$0.63	$0.48	$0.28	$0.22	$1.16
General and administrative expenses	$0.55	$0.30	$0.36	$0.55	$11.50
Depreciation, depletion and amortization of natural gas and oil properties	$1.39	$1.24	$1.05	$0.92	$5.15

Proved Reserve Data:
Total proved reserves (Mmcfe)	17,422	23,592	27,939	18,144	4
Pre-tax net present value (SEC at 10%)	$59,767	$69,627	$53,349	$42,626	$12,260

(1)	We commenced natural gas and oil operations in July 1999.
(2)	EBITDAX represents earnings before interest, income taxes, depreciation, depletion and amortization, impairment expenses, exploration expenses, including gain (loss) from hedging activities, and sale of

20

assets and other. We have reported EBITDAX because we believe EBITDAX is a measure commonly reported and widely used by investors as an indicator of a company’s operating performance and ability to incur and service debt. We believe EBITDAX assists investors in comparing a company’s performance on a consistent basis without regard to depreciation, depletion and amortization, impairment of natural gas and oil properties and exploration expenses, which can vary significantly depending upon accounting methods. EBITDAX is not a calculation based on U.S. generally accepted accounting principles and should not be considered an alternative to net income (loss) in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash, which are disclosed in our statements of cash flows. Investors should carefully consider the specific items included in our computation of EBITDAX. While we have disclosed our EBITDAX to permit a more complete comparative analysis of our operating performance and debt servicing ability relative to other companies, investors should be cautioned that EBITDAX as reported by us may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management’s discretionary use, due to requirements to conserve funds for capital expenditures, debt service, preferred stock dividends and other commitments.

A reconciliation of EBITDAX to income (loss) from operations for the periods indicated is presented below.

	Year ended June 30,
	2004	2003	2002	2001	2000
			($000)
Income (loss) from operations	$4,199	$(6,481)	$10,297	$10,511	$(2,048)
Exploration expenses	9,873	17,922	2,694	4,167	604
Depreciation, depletion and amortization	6,989	8,788	8,594	4,024	345
Impairment of natural gas and oil properties	43	181	527	300	548
Gain on sale of marketable securities	710	452	—	—	—
Gain on sale of assets and other	7,172	39	374	—	70

EBITDAX	$28,986	$20,901	$22,486	$19,002	$(481)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show effects of the sale of the working and net revenue interests of south Texas properties.

The pro forma consolidated statements of operations for the year ended June 30, 2004 and for the three months ended September 30, 2004 are presented to show net income attributable to common stock as if the sale occurred effective July 1, 2003. The pro forma condensed consolidated balance sheets are based on the assumption that the sale occurred effective September 30, 2004.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the sale occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto and our annual report on Form 10-K for the year ended June 30, 2004 and our quarterly report on Form 10-Q for the quarter ended September 30, 2004.

21

CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended June 30, 2004

	Contango Historical	Pro Forma Adjustments		Pro Forma After Sale
REVENUES:
Natural gas and oil sales	$27,629,814	$(26,377,248	)(a)	$1,252,566
Gain from hedging activities	58,171	—		58,171

Total revenues	27,687,985	(26,377,248)		1,310,737

EXPENSES:
Operating expenses	3,888,185	(3,640,161	)(b)	248,024
Exploration expenses	9,873,164	(1,019,114	)(c)	8,854,050
Depreciation, depletion and amortization	6,989,428	(6,721,304	)(d)	268,124
Impairment of natural gas and oil properties	42,995	—		42,995
General and administrative expense	2,695,592	—		2,695,592

Total expenses	23,489,364	(11,380,579)		12,108,785

INCOME (LOSS) FROM CONTINUING OPERATIONS	4,198,621	(14,996,669)		(10,798,048)

Interest expense	(362,127)	362,127	(e)	—
Interest income	38,182	—		38,182
Gain on sale of marketable securities	710,322	—		710,322
Gain on sale of assets and other	7,171,704	—		7,171,704

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	11,756,702	(14,634,542)		(2,877,840)

Provision (benefit) for income taxes	4,056,353	(5,122,090	)(g)	(1,065,737)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	7,700,349	(9,512,452)		(1,812,103)

DISCONTINUED OPERATIONS:
Earnings from discontinued operations	—	—		—
Gain on disposal of discontinued operations	—	21,365,168	(f)	21,365,168
Provision for income taxes	—	(7,477,809	)(g)	(7,477,809)

GAIN ON DISCONTINUED OPERATIONS	—	13,887,359		13,887,359

NET INCOME	7,700,349	4,374,907		12,075,256
Preferred stock dividends	620,000	—		620,000

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$7,080,349	$4,374,907		$11,455,256

NET INCOME (LOSS) PER SHARE:
BASIC:
Continuing operations	$0.68			$(0.23)
Discontinued operations	—			1.32

Total	$0.68			$1.09

DILUTED:
Continuing operations	$0.58			$(0.23)
Discontinued operations	—			1.32

Total	$0.58			$1.09

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	10,484,078			10,484,078

Diluted	13,279,862			13,279,862

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

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CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months September Ended 30, 2004

	Contango Historical	Pro Forma Adjustments		Pro Forma After Sale
REVENUES:
Natural gas and oil sales	$6,672,242	$(6,092,629	)(a)	$579,613

Total revenues	6,672,242	(6,092,629)		579,613

EXPENSES:
Operating expenses	851,862	(773,985	)(b)	77,877
Exploration expenses	810,905	—		810,905
Depreciation, depletion and amortization	1,729,903	(1,567,872	)(d)	162,031
Impairment of natural gas and oil properties	112,000	—		112,000
General and administrative expense	812,473	—		812,473

Total expenses	4,317,143	(2,341,857)		1,975,286

INCOME (LOSS) FROM OPERATIONS	2,355,099	(3,750,772)		(1,395,673)

Interest expense	(48,976)	48,976	(e)	—
Interest income	17,853	—		17,853
Gain on sale of assets and other	(40,506)	—		(40,506)

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	2,283,470	(3,701,796)		(1,418,326)

Provision (benefit) for income taxes	800,570	(1,295,629	)(g)	(495,059)

NET INCOME (LOSS)	1,482,900	(2,406,167)		(923,267)
Preferred stock dividend	105,000	—		105,000

NET INCOME (LOSS) ATTRIBUTABLE TO
COMMON STOCK	1,377,900	(2,406,167)		(1,028,267)

NET INCOME (LOSS) PER SHARE:
BASIC:	$0.11			$(0.08)

DILUTED:	$0.10			$(0.08)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	12,867,906			12,867,906

Diluted	14,580,970			14,580,970

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

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CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2004

	Contango Historical	Pro Forma Adj. (1)	Pro Forma Adj. (2)	Pro Forma Adj. (3)	Pro Forma After Sale
Assets
Cash and cash equivalents	$132,611	$50,000,000	$(1,300,000)	$—	$48,832,611
Other current assets	4,705,477	—	—	—	4,705,477

Total current assets	4,838,088	50,000,000	(1,300,000)	—	53,538,088

Net property and equipment	31,751,277	(23,681,647)	—	(59,954)	$8,009,676
Other assets	6,604,038	—	—	—	6,604,038

Total assets	$43,193,403	$26,318,353	$(1,300,000)	$(59,954)	$68,151,802

Liabilities and Stockholders’ Equity
Current liabilities	$2,104,728	$65,802	$—	$—	$2,170,530
Income taxes payable	1,066,271	9,188,393	—	—	10,254,664

Total current liabilities	3,170,999	9,254,195	—	—	12,425,194

Long-term debt	1,300,000	—	(1,300,000)	—	—
Deferred credits and other non-current liabilities	88,677	—	—	(88,677)	—

Total liabilities	4,559,676	9,254,195	(1,300,000)	(88,677)	12,425,194
Stockholders’ equity	38,633,727	17,064,158	—	28,723	55,726,608

Total liabilities and stockholders equity	$43,193,403	$26,318,353	$(1,300,000)	$(59,954)	$68,151,802

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited pro forma consolidated statements of operations for the year ended June 30, 2004, are based on our audited financial statements for the year ended June 30, 2004 and the adjustments and assumptions described below. The unaudited pro forma consolidated statements of operations for the three months ended September 30, 2004 and unaudited pro forma condensed consolidated balance sheet as of September 30, 2004 are based on our unaudited financial statements for the three months ended September 30, 2004 and the adjustments and assumptions described below.

Pro Forma Adjustments

The unaudited pro forma consolidated statements of operations for the year ended June 30, 2004 and for the three months ended September 30, 2004 reflect the following adjustments:

a.	Removal of the natural gas and oil sales associated with our south Texas natural gas and oil interests.

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b.	Removal of the operating expenses associated with our south Texas natural gas and oil interests.

c.	Removal of the dry hole costs associate with our south Texas natural gas and oil interests.

d.	Removal of the depreciation, depletion and amortization expense (“DD&A”) associated with our south Texas natural gas and oil interests.

e.	Removal of the interest expense, assuming the proceeds from the sale were used to repay all the debt outstanding.

f.	Recording gain on disposal of discontinued operations associated with our south Texas natural gas and oil interests.

The table below shows the calculation of gain on disposal of discontinued operations:

Purchase price per agreement	$50,000,000
Net book value of south Texas natural gas and oil interests as of 06/30/03	(28,524,832)
Legal and accounting fees in connection with sale	(110,000)

Pre tax gain on disposal of discontinued operations	$21,365,168

g.	Recording of a pro forma income tax provision, assuming a 35% rate, based on the pro forma change in income (loss) before income taxes.

The unaudited pro forma balance sheet reflects the following adjustments:

1.	Recording of the proceeds from the sale of our south Texas natural gas and oil interests, transaction costs, and unaccrued legal and accounting fees, relating to the sale and removal of associated net proved property basis with the offsetting gain, net of applicable taxes, to retained earnings.

2.	Repayment of outstanding debt under our secured oil and gas revolving credit facility with the proceeds received from the sale of the south Texas natural gas and oil interests.

3.	Removal of plug and abandonment obligations associated with our south Texas natural gas and oil interest as a result of the sale.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following tables show the ownership of our common stock as of November 10, 2004 by (i) each person who is known by us to beneficially own 5% or more of our outstanding shares of common stock, (ii) each of our directors, (iii) our executive officers, and (iv) our executive officers and directors taken together as a group. Unless otherwise indicated, each person named in the following table has the sole power to vote and dispose of the shares listed next to his name. The address of the directors and our executive officers is 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

	Shares of Common Stock Beneficially Owned			Percent of Total Common Stock Outstanding
Beneficial Owner	Outstanding	Issuable Upon Exercise of Stock Options (1)	Total
Trust Company of the West (2)	3,130,429	—	3,130,429	24.1%
865 South Figueroa St.
Los Angeles, California 90017
Jay D. Brehmer, Director	14,000	32,500	46,500	*
Joseph S. Compofelice, Director	25,000	18,000	43,000	*
Darrell W. Williams, Director	149,268	16,666	165,934	1.3%
Kenneth R. Peak, Chairman, President, Chief Executive Officer, Chief Financial Officer, and Secretary	2,079,149	483,333	2,562,482	19.0%
William H. Gibbons, Vice President and Treasurer	37,861	71,667	109,528	*
Lesia Bautina, Vice President and Controller	12,125	108,605	120,730	*
Directors and executive officers, as a group (6 persons)	2,317,403	730,771	3,048,174	22.2%

*	Less than 1%.
1.	Includes shares underlying stock options to purchase shares that currently are vested and exercisable or will vest and become exercisable within 60 days.
2.	Trust Company of the West holds our common stock in its capacity as investment manager and custodian for a client.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS IN 2005

Proposals of stockholders intended to be presented at next year’s annual meeting of stockholders must be received by Kenneth R. Peak at our principal office located at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098 no later than September 4, 2005. If the date of the annual meeting for 2005 is moved by more than 30 days from November 4, 2005, then the deadline for receiving stockholder proposals shall be a reasonable time before we begin to print and mail the proxy statement for the 2005 annual meeting.

ADVANCE NOTICE PROCEDURES FOR NEXT YEAR’S ANNUAL MEETING

We advise you that, until further notice, August 26, 2005 is the date after which notice of a stockholder-sponsored proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e. a proposal to be presented at the next annual meeting of stockholders that has not been submitted for inclusion in our proxy statement) will be considered untimely under the SEC’s proxy rules.

OTHER PROPOSED ACTIONS

Our Board of Directors is not aware of any other business that will come before the special meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the special meeting.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our filings are also available from commercial document retrieval services and at the Internet web site maintained by the SEC at http:www.sec.gov.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

OUR SEC FILINGS	FILING DATE
Quarterly Report on Form 10-Q	November 12, 2004
Current Report on Form 8-K	November 12, 2004
Current Report on Form 8-K	October 8, 2004
Annual Report on Form 10-K	September 27, 2004
Proxy Statement for 2004 Annual Meeting	September 30, 2004

You may obtain copies of any of these documents by contacting us in writing or by telephone at the contact information indicated below. You may also obtain copies of any of these documents from the SEC or the SEC’s Internet web site. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement, by requesting them in writing or by telephone from us at the following address:

Contango Oil & Gas Company

3700 Buffalo Speedway, Suite 960

Houston, Texas 77098

(713) 960-1901

Attention: Chairman and Chief Executive Officer

Please request documents by November [    ], 2004 to ensure receipt before the special meeting.

By order of the Board of Directors,

/s/ KENNETH R. PEAK
Kenneth R. Peak
Chairman, Chief Executive Officer, Chief Financial Officer, and Secretary

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[ Form of Proxy]

CONTANGO OIL & GAS COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF STOCKHOLDERS CALLED FOR DECEMBER     , 2004

The undersigned stockholder(s) of CONTANGO OIL & GAS COMPANY, a Delaware corporation, having received the notice of special meeting of stockholders and proxy statement dated November     , 2004, hereby appoints Kenneth R. Peak as proxy, with the power to appoint a substitute and hereby authorizes him to represent the undersigned at the special meeting of stockholders of CONTANGO OIL & GAS COMPANY to be held on                 , December     , 2004 at 9:00 a.m., Central Time, at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098, and at any adjournments thereof, and to vote all shares of capital stock which the undersigned would be entitled to vote thereat on all matters set forth below, as described in the accompanying proxy statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED ASSET SALE. THE PERSON NAMED AS PROXY WILL USE HIS DISCRETION WITH RESPECT TO ANY OTHER MATTER BROUGHT BEFORE STOCKHOLDERS AT THE SPECIAL MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

IMPORTANT – PLEASE SIGN ON THE OTHER SIDE

(1)    THE SALE OF CONTANGO’S SOUTH TEXAS NATURAL GAS AND OIL INTERESTS, WHICH MAY CONSTITUTE SUBSTANTIALLY ALL OF CONTANGO’S ASSETS WITHIN THE MEANING OF SECTION 271 OF THE DELAWARE GENERAL CORPORATION LAW, TO (A) EDGE PETROLEUM EXPLORATION COMPANY, AS SET FORTH IN THE ASSET PURCHASE AGREEMENT, DATED AS OF OCTOBER 7, 2004, BETWEEN CONTANGO, EDGE, A SUBSIDIARY OF CONTANGO, AND EDGE’S PARENT CORPORATION OR (B) THE LESSORS OF THESE INTERESTS, TO THE EXTENT APPLICABLE, ON SUBSTANTIALLY THE SAME TERMS AS SET FORTH IN SUCH ASSET PURCHASE AGREEMENT

[ ] FOR	[ ] AGAINST	[ ] AUTHORITY WITHHELD

(2) IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING	[ ] FOR	[ ] AGAINST	[ ] AUTHORITY WITHHELD

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

Dated: , 2004

Signature

Signature
(Please sign exactly as name appears hereon. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Annex A

ASSET PURCHASE AGREEMENT

by and among

CONTANGO STEP, L.P.,

CONTANGO OIL & GAS COMPANY,

EDGE PETROLEUM EXPLORATION COMPANY

and

EDGE PETROLEUM CORPORATION

Dated as of October 7, 2004

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) dated as of October 7, 2004 (the “Execution Date”) is entered into by and among CONTANGO STEP, L.P., a Texas limited partnership (the “Seller”) and an indirect wholly owned subsidiary of CONTANGO OIL & GAS COMPANY, a Delaware corporation (the “Parent”), and EDGE PETROLEUM EXPLORATION COMPANY, a Delaware corporation (the “Buyer”) and a direct wholly owned subsidiary of EDGE PETROLEUM CORPORATION (“Edge”) (Seller, Parent, Buyer and Edge sometimes individually a “Party” and collectively the “Parties”). Capitalized terms used but not otherwise defined herein have the meanings given in Section 9.2.

RECITALS

A. Parent is the sole shareholder of Contango Step I, Inc., a Delaware corporation (the “General Partner”) and the sole general partner of Seller. Parent is also the sole shareholder of Contango Step II, Inc., a Delaware corporation (the “Limited Partner”) and the sole limited partner of Seller.

B. Parent, as the ultimate corporate parent of Seller, and Edge, as the ultimate corporate parent of Buyer, are Parties to this Agreement to, among other things, make various of the representations and warranties set forth herein and for purposes of giving and receiving various of the indemnities set forth herein.

C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of Seller’s non-operating oil and gas interests and related assets identified in Section 1.1 and the attached Exhibit A and Exhibit B all on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

Section 1.1 Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 6.1) Seller agrees to sell, transfer and assign to Buyer, and Buyer shall purchase and receive, all of Seller’s right, title and interest in and to the following (the “Assets”):

(a)	Leases. The oil and gas leases described in Exhibit A (each a “Lease” and sometimes, collectively, the “Leases”);

(b)	Wells. All oil and/or gas wells, whether producing, operating, shut-in or temporarily abandoned, located on the lands covered by the Leases or pooled therewith, including, without limitation, those described in Exhibit B (each a “Well” and sometimes, collectively, the “Wells”);

(c)	Equipment. All equipment, fixtures, machinery, tanks, pipelines, gathering lines, flow lines, saltwater and other disposal wells, and other appurtenances and all other personal property or fixtures that are located on the lands covered by the Leases or pooled therewith and used in connection with the ownership or operation thereof and the production of oil and/or gas therefrom (collectively, the “Equipment”); and

(d)	Contracts. All contracts, agreements, leases, rights-of-way, easements, servitudes, surface leases, title instruments and other similar rights, only to the extent attributable to and affecting, the Leases, Wells and Equipment, including all hydrocarbon sales, purchase, gathering, transportation, treating, storage, compression, marketing, exchange, processing and fractionating contracts or agreements, division orders and joint operating agreements (each a “Contract” and, collectively, the “Contracts”).

(e)	Seismic and Other Data. To the extent assignable without payment of fees or charges, any seismic data (and proceeds from the sale thereof), together with any related data, studies, compilations, reserve reports, engineering data or other information, covering the Leases or surrounding lands, other than the Excluded Seismic Rights (as defined in Section 1.2).

Section 1.2 Excluded Assets. The Assets do not include, and Seller shall not sell, transfer or assign to Buyer, and Buyer shall not acquire, or make any payments or otherwise discharge any liability or obligation of Seller relating to, any of the following (the “Excluded Assets”):

(a)	accounts receivable relating to any operation or ownership of the Assets for periods prior to the Effective Time (as defined in Section 6.2);

(b)	fifty percent (50%) of Seller’s right to receive proceeds from the sale of seismic data covering the Borregos Lease or surrounding lands, if and to the extent a sale of such seismic data is consummated prior to Closing (the “Excluded Seismic Rights”);

(c)	oil and liquid hydrocarbon inventories in tanks above the pipeline connections as of the Effective Time; and

(d)	gas produced through designated sales meters prior to the Effective Time.

Section 1.3 Purchase Price. As consideration for the sale of the Assets, the aggregate purchase price to be paid by Buyer to Seller shall be Fifty Million and No/100 Dollars ($50,000,000.00) (the “Purchase Price”), and subject to adjustment as set forth herein, payable by wire transfer of immediately available funds in accordance with the wire transfer instructions attached as Exhibit C.

Section 1.4 Allocated Values. The Purchase Price shall be allocated to the Wells in accordance with the values set forth in Exhibit B attached hereto and made a part hereof, subject to reduction and increase of such values pursuant to Article VII and Article VIII. Such values (singularly, the “Allocated Value,” and collectively, the “Allocated Values”) shall be binding for purposes of adjusting the Purchase Price pursuant to Article VII and Article VIII.

Section 1.5 Adjustments to Purchase Price. Notice of any adjustments to the Purchase Price otherwise payable at Closing shall be delivered, as between the Parties, no later than two Business Days prior to the Closing in order to be considered at the Closing. The Purchase Price shall be adjusted as follows:

(a)	The Purchase Price shall be increased by the following:

(1)	an amount equal to any ad valorem, property, production, excise, severance and similar taxes and assessments based upon or measured by the ownership of the Assets paid by or on behalf of Seller that are attributable to periods of time from and after the Effective Time, which amounts shall, to the extent not actually assessed, be computed based on such taxes and assessments for the preceding tax year (such amount to be prorated for the period of Seller’s and Buyer’s ownership before and from and after the Effective Time);

(2)	an amount equal to any Texas Severance Tax Incentive rebates attributable to the Assets, paid to Buyer, that are attributable to periods of time prior to the Effective Time;

(3)	an amount equal to any expenses attributable to the Assets that are paid by or on behalf of Seller that are, in accordance with GAAP (as defined in Section 9.2), attributable to the periods from and after the Effective Time; and

(4)	the value of any additional interests identified pursuant to Section 7.16.

(b)	The Purchase Price shall be reduced by the following:

(1)	the amount of any proceeds received by Seller attributable to the Assets that are, in accordance with GAAP, attributable to the periods of time from and after the Effective Time;

(2)	an amount equal to any ad valorem, property, production, excise, severance and similar taxes and assessments based upon or measured by the ownership of the Assets unpaid by or on behalf of Seller that are attributable to periods of time prior to the Effective Time, which amounts shall, to the extent not actually assessed, be computed based on such taxes and assessments for the preceding tax year (such amount to be prorated for the period of Seller’s and Buyer’s ownership before and after the Effective Time);

(3)	an amount equal to any Texas Severance Tax Incentive rebates attributable to the Assets, paid to Seller, that are attributable to periods of time from and after the Effective Time;

(4)	an amount equal to any and all expenses attributable to the Assets that are paid by or on behalf of Buyer that are, in accordance with GAAP, attributable to any periods prior to the Effective Time; and

(5)	the value of any Title Defects (as defined in Section 7.7) or Environmental Defects (as defined in Section 8.2) identified pursuant to and subject to the limitations described in Article VII and Article VIII.

Section 1.6 Termination for Reduction. If net adjustments to the Purchase Price pursuant to Article VII and Article VIII exceed ten percent (10%) of the original unadjusted Purchase Price, either Seller or Buyer may terminate this Agreement by giving written notice to the other Party no later than three (3)Business Days prior to the Closing Date.

Section 1.7 Assumption of Liabilities. As additional consideration for the sale of the Assets, if the Closing occurs, Buyer shall assume Seller’s proportionate share of the following obligations and liabilities (“Assumed Liabilities”):

(a)	all obligations and liabilities relating to the ownership or use of the Assets that arise and are attributable to occurrences from and after the Effective Time (except for (1) any liability or obligation that arises under contracts or agreements, or that arises from or is the subject of a breach by Seller of any of its covenants, representations or warranties hereunder, none of which shall be Assumed Liabilities; and (2) any payment obligation associated with an agreement for the supply of materials, goods or services, which shall be an Assumed Liability only to the extent that such materials, goods or services with respect to which such payment is due is received by Buyer and relates to operation of the Assets from and after the Effective Time);

(b)	all obligations and liabilities relating to the ownership or use of the Assets that arise from and after the Effective Time, for site reclamation and plugging and abandonment of all Wells. Buyer recognizes and specifically assumes the obligation to properly plug and abandon all Wells and remove all personal property associated with the Assets when appropriate;

(c)	all obligations and liabilities (including, without limitation, all liabilities and obligations under present and future federal, state and local laws relating to the protection of health or the environment) in respect of the condition of the Assets as of the Closing relating to such Assets, other than any condition that is the subject of a breach by Seller or Parent of any of their representations and warranties under this Agreement;

(d)	any Assumed Title Liabilities (as defined in Section 7.10); and

(e)	any Assumed Environmental Liabilities (as defined in Section 8.2).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

Each of Seller and Parent hereby represents, warrants and covenants to and with Buyer that:

Section 2.1 Organization and Good Standing. Each of Parent, General Partner and Limited Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is the sole stockholder of each of General Partner and Limited Partner. General Partner and Limited Partner are the only partners of Seller. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. Seller does not have any subsidiaries. Each of Seller and Parent has the power and authority to own its properties and to carry on its business as now conducted.

Section 2.2 Authorization. This Agreement constitutes the legal, valid and binding obligation of Seller and Parent, enforceable against Seller and Parent in accordance with its terms. Subject to Parent’s obtaining the approval described in Section 6.3(b), each of Seller and Parent has the requisite power and authority, to execute, deliver and perform its obligations under this Agreement, and the execution, delivery and performance by Seller and Parent of this Agreement has been duly authorized by all necessary partnership action of Seller and corporation action of General Partner and Parent, respectively, and no other act or proceeding on the part of Seller, General Partner or Parent is necessary to authorize the execution, delivery or performance by Seller of this Agreement.

Section 2.3 Purchased Assets; Defensible Title. Subject to Section 7.10, Seller owns Defensible Title (as defined in Section 7.2) to the Leases and Wells. Notwithstanding anything to the contrary contained herein, after Closing, Seller’s only warranty of title to the Assets shall be that special warranty provided in Section 2 of that Assignment and Bill of Sale in the form set forth in Exhibit D.

Section 2.4 Consents and Approvals. Except (a) as set forth in Schedule 2.4 and (b) as would not be reasonably expected to have a Material Adverse Effect, no consent, approval or authorization of, or declaration, filing or registration with, any Person is required under any Contract in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Seller and Parent will use reasonable efforts to obtain all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Person required to be made or obtained by Seller, General Partner or Parent in connection with the authorization, execution, delivery and performance by Seller, General Partner or Parent of this Agreement and the transactions contemplated hereby, subject to the limitations with respect to consents to assign and preferential rights to purchase set forth in Section 7.17.

Section 2.5 No Conflict or Violation. The execution, delivery and performance by Seller and Parent of this Agreement and the consummation of the transactions contemplated herein, will not:

(a)	result in the breach of any of the terms or conditions of, or constitute a default under, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, license or other instrument or obligation of any kind or nature by which Seller may be bound or affected;

(b)	violate any law, order, writ, injunction, rule, regulation, statute or decree of any Governmental Authority (as defined in Section 9.2);

(c)	result in the creation or imposition of any liens, mortgages, charges, security interests, pledges or other encumbrances or adverse claims (“Liens”) upon any of the Assets;

(d)	except as set forth in Schedule 2.4, trigger (i) the rights of any third party that would have any Material Adverse Effect on the Assets (other than consents to assign and preferential rights to purchase covered by Section 7.17) or (ii) any requirement for the issuance of additional shares of Seller or Parent; or

(e)	violate any provision of the organizational documents of Seller or Parent.

Section 2.6 Litigation. To Seller’s and Parent’s Knowledge, there are no, and neither Seller nor Parent have received written notice of any, claims, counterclaims, actions, suits, orders, proceedings (arbitration or otherwise) or investigations pending or threatened against or involving Seller or the Assets, or relating to the transactions contemplated hereby, at law or in equity in any court or agency, or before or by any Governmental Authority or arbitral tribunal that, if granted, could be reasonably expected to have a Material Adverse Affect.

Section 2.7 No Brokers or Finders. Seller has not retained any broker or finder, made any statement or representation to any Person which would entitle such Person to, or agreed to pay, any broker’s, finder’s or similar fees or commissions in connection with the transactions contemplated by this Agreement.

Section 2.8 Contracts; Leases. To Seller’s and Parent’s Knowledge,

(a)	Seller is not in, and has not received written notice of any, default under any order, judgment, contract, lease, license or instrument, which default or potential default might reasonably be expected to have a Material Adverse Effect;

(b)	with respect to the Contracts and Leases, Seller is not in, and has not received written notice of any, material default or breach and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a material default or breach by Seller under any of the Contracts or Leases;

(c)	with respect to any Contracts and Leases which may not be assigned to Buyer without the consent, approval, notification or waiver of any Person, Seller shall use reasonable commercial efforts to obtain such consent, approval or waiver, or give such notice, as soon as practicable following the Execution Date, but in any event no later than the Closing Date; and

(d)	with respect to any Contracts and Leases which, are subject to a preferential rights to purchase provisions, Seller shall use reasonable commercial efforts to obtain any consents, approvals and waivers of the preferential right to purchase provisions as soon as practicable following the Execution Date.

Section 2.9 Environmental Matters. There are no notices, claims, suits, actions or proceedings (including government investigations and audits) now pending or threatened against Seller relating to Environmental Defects with respect to any of the Assets, and, to Seller’s and Parent’s Knowledge, there is no reasonable basis for believing that any such claims for Environmental Defects may be asserted against Seller with respect to the Assets.

Section 2.10 Compliance with Laws; Licenses and Permits. To Seller’s and Parent’s Knowledge, Seller’s business has been conducted in material compliance with, all applicable laws, rules, regulations, permits and orders of Governmental Authorities having jurisdiction over the Assets, and no investigation or review by any Governmental Authority with respect to the Seller is pending or threatened.

Section 2.11 Oil and Gas Agreements. To the Knowledge of Seller and Parent, and except as would not have a Material Adverse Effect, all Leases and other Contracts relating to the Assets pursuant to which the Seller has ownership rights are in good standing, valid and effective, and all royalties, rentals and other payments and expenses due by Seller or its Affiliates to any lessor of any such Leases have been timely and properly paid for all periods prior to the Effective Time.

Section 2.12 Gas Balancing; Forward Sales; Calls on Production. To Seller’s and Parent’s Knowledge, except as disclosed in Schedule 2.12,

(a)	neither Seller nor its Affiliates have any gas, pipeline or other production imbalances with any Person related to the interest of the Seller in the Wells and Leases;

(b)	Seller has made no so-called “forward sales” of oil or gas production from the Wells or Leases for which it is obligated to deliver hydrocarbons without then or within sixty (60) days after such sale is made receiving the contract price applicable to deliveries at the time of such sales; and

(c)	there are no calls or hedges on production or preferential rights to purchase production from any of the Wells or Leases at a price below market price.

Section 2.13 Payout Balances and Back-In Interests. To the extent there are any “Payout Balances” (as defined below) with respect to any Well such that, effective upon payout, Seller’s ownership interest in that Well and any related Lease will change, Schedule 2.13 sets forth, as of the date set forth for each Well therein, the Payout Balances for each of the Wells and the changes in Seller’s interest. Furthermore, other than as provided in Schedule 2.13, no third party has any back-in interests affecting Seller’s right, title and interest in the Leases. “Payout Balances” means the status, as of the date of the Seller’s calculations, of the recovery of the applicable amount, as specified in the contract relating to a Well, out of the revenue from such Well, where the net revenue interest and/or working interest of the Seller therein will be reduced or increased when such amount has been recovered.

Section 2.14 Transactions with Related Parties. Except as set forth in Schedule 2.14, during the period beginning with the Effective Time, no Affiliate of Seller or its subsidiaries, or any officer, director or key employee of Seller or any of its subsidiaries, or any officer or director of any direct or indirect owner of Seller or its subsidiaries, or any spouse, child, relative, grantor, trustee or beneficiary of any of such Persons or any other Affiliate of any such Persons (collectively, “Related Parties”) has, directly or indirectly, purchased, leased or otherwise acquired any of the Assets or obtained any services from, or sold, leased or otherwise disposed of any of the Assets or furnished any services to, or purchased, sold, transferred, or held any direct or indirect interest in any of the Assets, or otherwise dealt with (except with respect to remuneration for services rendered as an officer, director or employee of Seller and its subsidiaries), in the ordinary course of business or otherwise, Seller or its subsidiaries in connection with any of the Assets. Seller and its subsidiaries do not owe any amount to, or have any contract with or commitment to, any Related Parties in respect of the Assets (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business not in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) in the aggregate), and none of such Persons owe any amount to Seller or any of its subsidiaries in respect of the Assets.

Section 2.15 Non-Operator. Seller, with respect to all of the Leases, Wells and other Assets, is a non-operator and has limited consent and control in operational expenditures and activities, limited Knowledge of the condition of the Assets and access to the lands covered by the Leases or upon which the Wells are situated, and limited Knowledge of the Contracts affecting the Leases, Wells and sale of production therefrom. None of Seller’s employees are employees engaged in any operational expenditures or activities or supervision of conditions with respect to the Leases, Wells and other Assets.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER AND EDGE

Each of Buyer and Edge hereby represents, warrants and covenants to Seller and Parent that:

Section 3.1 Corporate Organization. Each of Buyer and Edge is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now conducted.

Section 3.2 Authorization. This Agreement constitutes the legal, valid and binding obligation of Buyer and Edge, enforceable against Buyer and Edge in accordance with its terms. The execution and delivery of this Agreement, the performance by each of Buyer and Edge of its obligations hereunder and the consummation by each of Buyer and Edge of the transactions contemplated hereby have been duly authorized by all necessary action and no other act or proceeding on the part of either of Buyer or Edge is necessary. Each of Buyer and Edge has full power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder.

Section 3.3 No Violation. The execution, delivery and performance by each of Buyer and Edge of this Agreement and the consummation of the transactions contemplated herein do not and will not: (a) result in the breach of any of the terms or conditions of, or constitute a default under, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, license or other instrument or obligation of any kind or nature by which either of Buyer or Edge may be bound or affected; (b) violate any law, order, writ, injunction, rule, regulation, statute or decree of any Governmental Authority; or (c) violate any provision of the certificate of incorporation or bylaws of Buyer or Edge.

Section 3.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Person is required to be made or obtained by Buyer or Edge in connection with the execution and delivery of this Agreement by Buyer and Edge, the performance by Buyer or Edge of its obligations hereunder, and the consummation by it of the transactions contemplated hereby.

Section 3.5 No Brokers or Finders. Buyer has not retained any broker or finder, made any statement or representation to any Person which would entitle such Person to, or agreed to pay, any broker’s, finder’s or similar fees or commissions in connection with transactions contemplated by this Agreement.

Section 3.6 Knowledge of the Business; Investment Intent. Buyer is directly and actively engaged in the business of exploration for and production of oil and gas. Buyer is a sophisticated investor in oil and gas properties and has knowledge and expertise in financial and business matters relating to the evaluation and purchase of producing oil and gas properties. Buyer is acquiring the Assets to be conveyed herein for its own account and not for distribution in violation of any applicable securities laws. Buyer confirms that Seller and Parent have made available to Buyer and its representatives and agents the opportunity to ask questions of the officers and management employees of the Seller and Parent and to acquire such additional information about the Assets as Buyer has requested, and all such information has been received. Nothing in this Section 3.6 shall affect the liability of Seller or Parent for a breach of the representations and warranties set forth in Article II.

ARTICLE IV

CERTAIN COVENANTS AND AGREEMENTS OF SELLER AND PARENT

Seller covenants and agrees with Buyer as follows:

Section 4.1 Operations Prior to Closing. Except as otherwise consented to in writing by Buyer or provided for in this Agreement, from the Execution Date to the Closing Date, Seller shall

(a)	pay or cause to be paid its proportionate share of all costs and expenses incurred in connection with operation of the Assets in the ordinary course of business;

(b)	notify Buyer of any capital expenditures and authorizations for expenditure (“AFE”) in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) per activity net to Seller’s interest conducted on the Assets and not agree to participate in any such activity without Buyer’s prior written consent;

(c)	notify Buyer of any request for capital expenditures and AFEs for the drilling of any new Well on the lands covered by the Leases or pooled therewith and not agree to participate in such new Well without Buyer’s prior written consent;

(d)	not abandon any part of the Assets except abandonments of non-producing wells in the ordinary course of business as recommended by the operator of the Wells and Leases (the “Operator”);

(e)	not convey or dispose of any of the Assets (other than dispositions and replacement of equipment undertaken by the Operator in the normal course of business or sales of oil, gas and other liquid products produced from the Assets in the ordinary course of business) affecting the Assets if the net expense to Seller’s interest will be in excess of Fifty Thousand and No/100 Dollars ($50,000.00) or enter into any farm-out, farm-in or other similar contract;

(f)	not let lapse any of Seller’s insurance now in force with respect to the Assets;

(g)	not encumber or mortgage the Assets or allow any lien or other encumbrance to become a burden on the Assets (except liens of contractors arising as a matter of law in the ordinary course of business for amounts not yet due); or

(h)	not materially modify or terminate any of the operating agreements or other significant contracts governing or pertaining to the Assets or any other relevant material agreements.

If Buyer fails to respond within a period of time reasonably requested by Seller (taking into account any time limitations imposed on Seller) following delivery by Seller of a request for approval or consent with respect to any such proposed action or expenditure, then Buyer shall be deemed to have agreed with Seller’s election or other determination with respect thereto. Buyer shall not unreasonably withhold its approval or consent with respect to any such proposed action or expenditure.

Section 4.2 Marketing. Unless Seller obtains the prior written consent of Buyer to act otherwise, prior to Closing Seller will not alter any existing marketing contracts or any Contracts currently in existence, or enter into any new marketing contracts or agreements providing for the sale of hydrocarbons from the Wells for a term in excess of thirty (30) days or which obligate Seller to deliver hydrocarbons after the Effective Time without then or within sixty (60) days thereafter receiving the contract price applicable to deliveries at the time of such sales, or any other sales of hydrocarbons which are not in the ordinary course of business. Seller will not enter into any call, option to purchase or similar right to obtain production from the Wells and Leases other than rights contained in existing production sales contracts or rights exercisable at prices at or near the fair market price in the general area involved at the time sales occur.

Section 4.3 Meetings of Stockholders.

(a)	Parent shall undertake reasonable efforts to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption of this Agreement.

(b)	Prior to Closing, neither Parent, Seller nor any Affiliate of Seller shall pursue, solicit or seek to enter into any offer or opportunity, directly or indirectly, for the sale, trade, exchange, joint venture, lease, farmout or similar transaction of the Assets to any Person, including without limitation, any sale, merger or business combination involving the stock of Seller (collectively, a “Takeover Proposal”). Parent, through its board of directors, shall recommend approval of this Agreement and the transactions contemplated hereby and use reasonable efforts to solicit approval by its stockholders in favor thereof (including, without limitation, the solicitation of proxies and the taking of all other action necessary or advisable to secure the vote of its stockholders required by applicable laws and the American Stock Exchange to obtain such approvals); provided, however, and notwithstanding the foregoing or any other provision of this Agreement to the contrary, that the Parent, Seller or any Affiliate of Seller may at any time prior to the date the condition set forth in Section 6.3(b) is satisfied (the “Cut-Off Date”), (a) in response to an unsolicited Takeover Proposal (i) furnish information with respect to the Assets and/or Seller and Parent to any Person pursuant to an executed, customary confidentiality and “standstill” agreement and (ii) participate in discussion or negotiations with any Person regarding such Takeover Proposal and (b) upon two (2) Business Days’ prior written notice to Buyer (i) withdraw, modify or change any recommendation and declaration regarding such matters or (ii) recommend and declare advisable any proposal that is superior to the transaction contemplated by this Agreement (a “Seller Superior Proposal”) if Parent’s board of directors determines in good faith, after consultation with its outside legal counsel, the failure to so withdraw, modify or change its recommendation and declaration or to so recommend and declare advisable any Seller Superior Proposal could be reasonably likely to be inconsistent with its fiduciary obligations under applicable law and (iii) in the event of a withdrawal, modification or change in recommendation or the determination to do so, discontinue the reasonable efforts referred to in this sentence. In the event of a recommendation and declaration pursuant to clause (ii) in the preceding sentence, Parent and Seller must have fully complied with the terms of this Agreement and have provided Buyer with at least three (3) Business Days’ prior written notice of its intention to enter into such agreement, the identity of the other party thereto and the material terms and conditions of the agreement to be entered into with such person and during such period of three (3) Business Days, considered and caused its financial and legal advisors to consider, any written counteroffer from Buyer, and Parent’s board of directors, must have determined in the good faith of its members and after consultation with its financial and legal advisors that the terms and conditions of such counteroffer are not at least as favorable to the stockholders of Parent from a financial point of view, as that proposal. Any withdrawal, modification or change in the recommendation or the determination to do so or discontinuance of reasonable efforts of any party in accordance with this Section 4.3 shall not constitute a breach of such party’s representations, warranties, covenants or agreements contained in this Agreement. For purposes hereof, the Cut-Off Date means the date the condition set forth in Section 6.3(b) is satisfied.

Section 4.4 Delivery of Financial Statements and Reserve Information.

(a)	To the extent requested by Buyer, Parent shall provide to Buyer as promptly as reasonably practical any financial statements, schedules or information (including without limitation access to the work papers of Parent’s accountants related to the financial statements described in this Section 4.4) relating to the Assets that are required to be included in any registration statement filed or to be filed by Buyer or any of its affiliates under the Securities Act of 1933 and any additional financial or operating data relating to any of the financial statements, schedules or information referred to in this Section 4.4 or relating to any of the Assets.

(b)	Seller shall use reasonable efforts to cause to be delivered to Buyer “comfort letters” of Parent’s accountants and Parent’s independent reserve engineers dated as of the Effective Time and the closing dates and addressed to the underwriters in any offering of securities for which such comfort letters are required by underwriters with regard to certain financial information regarding the Assets or the reserves relating to the Assets as the case may be, in form reasonably satisfactory to Buyer and customary in scope and substance for “comfort” letters delivered by independent public accountants and reserve engineers in connection with registration statements similar to Edge’s registration statement and to use reasonable efforts to cause Parent’s accountant and Parent’s reserve engineer to consent to inclusion of the information described in this Section 4.4 and to be named in Edge’s filings with the SEC as is customary for such consents.

(c)	Seller shall use reasonable efforts to provide any relevant historical accounting or financial information in Seller’s possession, custody or control related to the Assets that Buyer may reasonably request.

(d)	Buyer shall bear all out-of-pocket costs paid to any third party for preparation of any of the items described in Section 4.4(a), Section 4.4(b) and Section 4.4(c) above.

Section 4.5 Inspection. From the Execution Date until the Closing Date, each of Seller and Parent shall (and, in the case of access to the premises of the Leases, use reasonable efforts to cause Operator to) allow, at Buyer’s sole risk, all designated officers, attorneys, accountants and other representatives of Buyer reasonable access, at all reasonable times during normal business hours, upon reasonable notice, to Seller’s records and files relating to contracts and titles pertaining to the Assets (including without limitation any correspondence and joint venture audits related to the Assets) and to the premises of the Leases for inspection of the condition of the Assets; provided that no due diligence review pursuant to this Section 4.5 shall affect any representation or warranty, or disclaimer or limitation thereof, given by any Party hereunder, and provided further that notwithstanding the provisions of information or due diligence review by any Party, no Party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no Party shall be required to provide any information which it reasonably believes it may not provide to the other Party by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto shall make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Buyer agrees that it shall not, and shall cause its respective representatives not to, use any information obtained pursuant to this Section 4.5 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All non-public information obtained pursuant to this Section 4.5 shall be governed by the Confidentiality Agreement between Buyer and Seller as defined in Section 9.10 below. All such information is made available to Buyer subject to the disclaimer set forth in Section 9.18.

ARTICLE V

INDEMNIFICATION

Section 5.1 Indemnification by Seller and Parent. If the Closing occurs, each of Seller and Parent hereby agrees to indemnify, defend and save Buyer and its officers, directors, employees, agents and Affiliates (all or each, a “Buyer Indemnified Party”) harmless from and against any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, and damages (including reasonable fees and expenses of attorneys, accountants and other experts) (individually and collectively, the “Losses”), other than Assumed Liabilities, suffered, sustained or incurred by any Buyer Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of:

(a)	any misrepresentation or breach of the representations or warranties of Seller and Parent contained in this Agreement or in any exhibit or schedule hereto;

(b)	the failure of Seller or Parent to perform any of its covenants or obligations contained in this Agreement or in any schedule or exhibit hereto;

(c)	the liabilities and obligations relating to or arising out of the ownership of the Assets and attributable to any act, omission, occurrence or event occurring prior to the Effective Time;

(d)	any Title Defects for which Seller retains liability pursuant to Section 7.12(b) or Section 7.15(b);

(e)	any consents to assign for which Seller retains liability pursuant to Section 7.17(b)(i); and

(f)	any and all Losses arising directly or indirectly out of the Retained Remediation Obligations (as defined in Section 8.2).

Section 5.2 Indemnification by Buyer. If the Closing occurs, each of Buyer and Edge agrees to indemnify, defend and save Seller and its Affiliates, and their respective officers, directors, employees and agents (each, a “Seller Indemnified Party”) forever harmless from and against any and all Losses suffered, sustained or incurred by any Seller Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of:

(a)	any misrepresentation in or breach of the representations and warranties of Buyer and Edge contained in this Agreement or in any schedule or exhibit hereto;

(b)	the failure of Buyer or Edge to perform any of its covenants or obligations contained in this Agreement or in any exhibit or schedule hereto;

(c)	the liabilities and obligations relating to or arising out of ownership of the Assets and attributable to any act, omission, occurrence or event occurring after the Effective Time; and

(d)	all Assumed Liabilities.

Section 5.3 Indemnification Procedure. Any Person entitled to seek indemnification pursuant to this Article V shall promptly provide written notice of any claim to the Person from which it seeks indemnification within a reasonable period of time. The indemnifying Person, if such Person so elects, shall assume and control the defense thereof (and shall consult with the indemnified Person with respect thereto), including the employment of counsel reasonably satisfactory to the indemnified Person within ten (10) Business Days after receipt of the notice with respect thereto, and the payment of all necessary expenses; provided that as a condition precedent to the indemnifying Person’s right to assume control of such defense, it must first enter into an agreement with the indemnified Person (in form and substance reasonably satisfactory to the indemnified Person) pursuant to which the indemnifying Person agrees to be fully responsible for all losses relating to such claim and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such claim or the facts giving rise to such claim for indemnification; provided further that the indemnifying Person shall not have the right to assume control of such defense if the claim which the indemnifying Person seeks to assume control of (a) seeks non-monetary relief or (b) involves criminal or quasi-criminal allegations; and provided further that (i) the indemnifying Person shall not consent to the imposition of any injunction against the indemnified Person without the written consent of the indemnified Person, (ii) the indemnifying Person shall permit the indemnified Person to participate in such conduct or settlement through counsel chosen by the indemnified Person, but the fees and expenses of such counsel shall be borne by the indemnified Person (except as provided below), and (c) upon a final determination of such action, suit or proceeding, the indemnifying Person shall promptly reimburse to the full extent required under this Article V the indemnified Person for the full amount of any Loss resulting from such action, suit or proceeding and all reasonable and related expenses incurred by the indemnified Person, other than fees and expenses of counsel for the indemnified Person incurred after the assumption of the conduct and control of such action, suit or proceeding by the indemnifying Person (except as provided below). If the indemnifying Person is permitted to assume and control the defense and elects to do so, the indemnified Person shall have the right to employ counsel separate from counsel employed by the indemnifying Person in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the indemnified Person shall be at the expense of the indemnified Person unless (1) the employment thereof has been specifically authorized by the indemnifying Person in writing, (2) the indemnifying Person has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the indemnifying Person and the indemnified Person, (3) the indemnifying Person has failed to assume the defense and employ counsel; or (4) the indemnified Person has reasonably determined that an adverse outcome could have a material adverse effect on its business reputation or could reasonably be expected to have a material adverse precedential effect; in which case the fees and expenses of the indemnified Person’s counsel shall be paid by the indemnifying Person. In the event the indemnifying Person fails to elect to defend such claim in accordance with the foregoing, then the indemnified Person may elect, but shall not be required, to defend against or settle such claim as it sees fit, provided that any settlement of such claim shall require the consent of the indemnifying Person, which consent shall not be unreasonably withheld.

Section 5.4 Amount Limitations. Seller and Parent shall have no liability for indemnification with respect to any Losses under Section 5.1(a), Section 5.1(b) and Section 5.1(c) until the total of such Losses exceeds Five Hundred Thousand and No/100 Dollars ($500,000.00) and, notwithstanding anything in this Agreement to the contrary, the maximum aggregate liability of Seller and Parent for any such Losses shall not exceed Twenty-Five Million and No/100 Dollars ($25,000,000.00). The foregoing threshold and limitation shall not apply to any indemnification provided by Seller and Parent with respect to any claim under Section 5.1(d), Section 5.1(e) and Section 5.1(f).

Section 5.5 Time Limitation. Notwithstanding anything to the contrary contained in this Agreement, Seller and Parent shall have no liability for indemnification with respect to any Losses under Section 5.1(a), Section 5.1(b) and Section 5.1(c) unless on or before the date that is twelve (12) months after the Closing Date, Buyer notifies Seller and Parent of a claim specifying the factual basis of the applicable claim in reasonable detail to the extent then known by Buyer. The foregoing time limitation shall not apply to any indemnification provided by Seller and Parent with respect to any claim under Section 5.1(d), Section 5.1(e) and Section 5.1(f).

Section 5.6 Sole and Exclusive Remedy. After Closing, the indemnities provided in this Article V shall constitute the sole and exclusive remedies of the Parties for all Losses in connection with the types of matters covered by such indemnities.

Section 5.7 Disclaimer. ALL OF THE INDEMNITIES UNDER THIS ARTICLE V SHALL APPLY REGARDLESS OF WHETHER CAUSED BY, ARISING OUT OF OR ATTRIBUTABLE TO, IN WHOLE OR IN PART, THE SOLE OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF THE INDEMNIFIED PERSON OR PERSONS.

ARTICLE VI

CLOSING

Section 6.1 Closing. The transactions that are the subject of this Agreement shall be consummated at a closing (the “Closing”), which shall be held at the offices of Seller in Houston, Texas on a date mutually agreeable to the Parties on or before December 31, 2004 or, if the SEC gives notice that it will review the proxy statement prepared by Parent for approval by its stockholders in connection with this transaction (the “Proxy Statement”), on or before the date that follows December 31, 2004 by a number of days equal to those elapsed between the date of the SEC’s notice and the date of the SEC’s approval of the Proxy Statement; provided, however, in no event shall the Closing occur on a date later than February 28, 2005 (the date upon which the Closing occurs being called the “Closing Date”).

Section 6.2 Effective Time. Ownership of the Assets shall be transferred from Seller to Buyer at the Closing, but effective as of 7:00 a.m. Central Time on July 1, 2004 (the “Effective Time”).

Section 6.3 Conditions Precedent to Closing. Closing shall not occur unless the following conditions precedent are met:

(a)	no Party exercises its right to terminate due to reductions in the Purchase Price pursuant to Section 1.6;

(b)	Parent has obtained by the Closing Date the consents and approvals of its stockholders at a special meeting of its stockholders called for that purpose, in the percentage required by Parent’s certificate of incorporation or bylaws or by any law, order, writ, injunction, rule, regulation, statute or decree of any Governmental Authority or the American Stock Exchange, authorizing the transactions contemplated by this Agreement; provided, however, that this condition precedent shall not apply if Seller’s counsel determines that such consent and approval are not required to be obtained;

(c)	Seller has obtained any required consents to assign applicable to, or no consents to assign are applicable to, Wells which, in the aggregate, have Allocated Values constituting at least eighty percent (80%) of the Purchase Price; provided, however, that this condition precedent shall not apply if Buyer and Seller agree to its waiver;

(d)	Seller has obtained waiver of, and no third party has exercised within any required time period, any preferential rights to purchase applicable to, or no preferential rights to purchase are applicable to, Wells which, in the aggregate, have Allocated Values constituting at least eighty percent (80%) of the Purchase Price; provided, however, that this condition precedent shall not apply if Buyer agrees to its waiver;

(e)	at any time after the Effective Time of this Agreement, there has not been any event or occurrence, or series of events or occurrences (specific to the Assets, and not including changes in the economy or fluctuations in the commodity markets or other events not uniquely affecting the Assets), that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the Effective Time, a material adverse effect on any Asset which, in Buyer’s judgment exercised in good faith, causes a reduction in value of any single Well or group of Wells in an amount in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00), and which Seller is unable or unwilling to replace, remediate or compensate Buyer for, and Seller has received a certificate of Buyer executed on its behalf by any of its executive officers, dated as of the Closing Date, certifying to such effect; provided, however, that this condition precedent shall not apply if Buyer agrees to its waiver;

(f)	Seller and Parent have performed their covenants and agreements contained in this Agreement that are required to be performed on or prior to the Closing Date, and the representations of Seller and Parent contained in this Agreement and in any document delivered in connection herewith are in all respects true and correct as of the Closing Date, and Buyer shall have received certificates of Seller and Parent executed on their behalf by any of their executive officers, dated as of the Closing Date, certifying to such effect; provided, however, that this condition precedent shall not apply if Buyer agrees to its waiver; and

(g)	Buyer and Edge have performed their covenants and agreements contained in this Agreement that are required to be performed on or prior to the Closing Date, and the representations of Buyer and Edge contained in this Agreement and in any document delivered in connection herewith are in all respects true and correct as of the Closing Date, and Seller shall have received certificates of Buyer and Edge executed on their behalf by any of their executive officers, dated as of the Closing Date, certifying to such effect; provided, however, that this condition precedent shall not apply if Seller agrees to its waiver.

(h)	Seller has provided or caused Operator to provide Buyer with access to the Lease premises in sufficient time to permit Buyer to obtain its Independent Phase I Environmental Review (as defined in Section 8.2) no later than five (5) days prior to the Objection Date (as defined in Section 7.9); provided, however, that this condition precedent shall not apply if Buyer agrees to its waiver.

(i)	Seller has provided Buyer with the description of the Borregos Lease in Exhibit A no later than five (5) days prior to the Objection Date; provided, however, that this condition precedent shall not apply if Buyer agrees to its waiver.

Section 6.4 Deliveries by Seller. At the Closing, pursuant to this Agreement, Seller shall execute and deliver to Buyer, in form and substance reasonably satisfactory to Buyer:

(a)	an Assignment and Bill of Sale (substantially in the form of attached Exhibit D) transferring to Buyer the Assets;

(b)	a certificate, executed and delivered by the Secretary of the General Partner in form and substance reasonably satisfactory to Buyer and Edge, attesting and certifying as to:

(1)	the Certificate of Limited Partnership of Seller (as also certified as of a recent date by the Secretary of State of Texas);

(2)	the Partnership Agreement of Seller;

(3)	resolutions of the (i) Parent and its Board of Directors (individually and in its capacity as the sole shareholder of General Partner) and (ii) General Partner and its Board of Directors (as the general partner of Seller), authorizing the transactions contemplated by this Agreement; and

(4)	incumbency and specimen signatures;

(c)	a certificate, executed and delivered by the Secretary of Parent in form and substance reasonably satisfactory to Buyer and Edge, attesting and certifying as to:

(1)	the Certificate of Incorporation of Parent (as also certified as of a recent date by the Secretary of State of Delaware);

(2)	the Bylaws of Parent;

(3)	resolutions of the Board of Directors and stockholders of Parent authorizing the transactions contemplated by this Agreement; and

(4)	incumbency and specimen signatures;

(d)	any obtained written consents to assign or waivers of preferential rights to purchase, subject to Section 6.3(c), Section 6.3(d) and Section 7.17;

(e)	evidence satisfactory to Buyer and Edge that all liens, claims, pledges, security interests and other encumbrances on the Assets have been released, including, without limitation, UCC-3 termination statements;

(f)	certificates of good standing of Seller and Parent, issued not earlier than ten (10) days prior to the Closing Date by the Secretaries of State of Texas and Delaware, respectively;

(g)	clearance certificates or similar documents required by the Internal Revenue Service or Texas state taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price;

(h)	originals of all Seller’s files and records relating to the Assets;

(i)	letters in lieu of transfer order, prepared by Buyer and approved by Seller, providing for the payment of all proceeds of production from the Wells on and after July 1, 2004 directly to Buyer; and

(j)	such other documents and instruments as Buyer and Edge may reasonably require in order to effectuate the transactions which are the subject of this Agreement.

Section 6.5 Deliveries by Buyer. At the Closing, pursuant to this Agreement, Buyer shall deliver to Seller and Parent, in form and substance reasonably satisfactory to Seller and Parent:

(a)	a wire transfer of immediately available funds in an amount equal to the Purchase Price;

(b)	the properly executed and notarized Assignment and Bill of Sale described in Section 6.4(a);

(c)	certificates, executed and delivered by the Secretary of each of Buyer and Edge in form and substance reasonably satisfactory to Seller and Parent, attesting and certifying as to:

(1)	the Certificates of Incorporation of Buyer and Edge (as also certified as of a recent date by the Secretary of State of Delaware);

(2)	the Bylaws of Buyer and Edge;

(3)	resolutions of the Board of Directors and stockholders of Buyer and Edge authorizing the transactions contemplated by this Agreement; and

(4)	incumbency and specimen signatures;

(d)	certificates of good standing of Buyer and Edge, issued not earlier than ten (10) days prior to the Closing Date by the Secretary of State of Delaware; and

(e)	such other documents and instruments as Seller and Parent may reasonably require in order to effectuate the transactions which are the subject of this Agreement.

Section 6.6 Further Assurances. From time to time after the Closing and without further consideration, the Parties shall execute such further documents and perform such further acts as may be necessary to transfer and convey the Assets to Buyer, on the terms contained herein, and to otherwise comply with the terms of this Agreement and consummate the transactions contemplated hereby.

Section 6.7 Post-Closing Adjustments.

(a)	Initial Adjustment. Contemporaneous with the Closing, Seller and Buyer shall jointly prepare an accounting statement (the “Initial Post-Closing Statement”) for the gross revenue, if any, received by Seller for hydrocarbons and liquid hydrocarbon inventory produced from the Assets from and after the Effective Time less reasonable and documented expenses incurred by the Seller for the period of time from and after the Effective Time and attributable to the operation of the Assets or sale of such hydrocarbons and liquid hydrocarbon inventory following the Effective Time up to a date that is as close to the Closing Date as is reasonably practicable (the last day of such period being known as the “Initial Post-Closing Date”). The Parties shall have thirty (30) days following completion of the Initial Post-Closing Statement to agree as to its accuracy. Following such agreement, Seller or Buyer, as the case may be, shall promptly pay to the other such sum as may be found due by wire transfer of immediately available funds to an account specified by the agreed recipient of such sum. In the event the Parties are unable to so agree, the Parties shall attempt to resolve any disagreement prior to the Final Post-Closing Date described in Section 6.7(b). In the event the Parties are unable to agree by the Final Post-Closing Date, they will follow the dispute resolution procedures described in Section 6.7(b).

(b)	Final Adjustment. Within ninety (90) days after the Closing Date, Seller and Buyer shall jointly prepare a final accounting statement (the “Final Post Closing Statement”) for the gross revenue, if any, received by Seller for hydrocarbons and liquid hydrocarbon inventory produced from the Assets from and after the Initial Post-Closing Date less reasonable and documented expenses incurred by the Seller for the period of time from and after the Initial Post-Closing Date and attributable to the operation of the Assets or sale of such hydrocarbons and liquid hydrocarbon inventory following the Initial Post-Closing Date. The Parties shall have thirty (30) days following completion of the Final Post-Closing Statement to agree as to its accuracy (the last day of such period covered by such statement being known as the “Final Post-Closing Date”). In the event the Parties are unable to so agree, the Parties shall submit to binding arbitration to determine any such amount pursuant to Section 9.16. Following such agreement or binding arbitration decision, as the case may be, Seller or Buyer, as the case may be, shall promptly pay to the other such sum as may be found due by wire transfer of immediately available funds to an account specified by the agreed or otherwise determined recipient of such sum.

Section 6.8 Liquidated Damages. BUYER AND SELLER AGREE THAT IT IS DIFFICULT TO DETERMINE, WITH ANY DEGREE OF CERTAINTY, THE LOSS SELLER OR BUYER WILL INCUR IF CLOSING DOES NOT OCCUR BY REASON OF SELLER’S OR BUYER’S FAILURE TO FULFILL, AS THE CASE MAY BE, ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT. ACCORDINGLY, BUYER AND SELLER AGREE THAT THE FOLLOWING REPRESENTS A REASONABLE ESTIMATE OF SUCH LOSS AND IS INTENDED AS A LIQUIDATED DAMAGES PROVISION:

(a)	if the conditions precedent set forth in Section 6.3 are met or, as applicable, waived, and Buyer fails to fulfill any of its obligations under this Agreement (other than any obligation that is not fulfilled as a result of Seller’s or Parent’s failure to perform in any material respect its obligations under this Agreement) necessary for the Closing to occur on or before the last date permitted to be the Closing Date pursuant to Section 6.1, then Seller may terminate this Agreement and Buyer shall pay to Seller within five (5) Business Days of such termination liquidated damages in the amount of Two Million and No/100 Dollars ($2,000,000.00); and

(b)	if (i) the conditions precedent set forth in Section 6.3 are met or, as applicable, waived, and Seller or Parent fails to fulfill any of its obligations under this Agreement (other than any obligation that is not fulfilled as a result of Buyer’s or Edge’s failure to perform in any material respect its obligations under this Agreement) necessary for the Closing to occur on or before the last date permitted to be the Closing Date pursuant to Section 6.1, or (ii) if Seller fails to obtain the consent and approval of its stockholders as required in Section 6.3(b) or if the Board of Directors of Parent withdraws or amends the recommendation described in Section 4.3(b), or if Parent or Seller enters into an agreement contemplated by the first sentence of Section 4.3(b), then, in the case of (i), Buyer may terminate this Agreement and in the case of (ii) Buyer or Seller may terminate this Agreement and in any such event, Seller shall pay to Buyer within five (5) Business Days of such termination liquidated damages in the amount of Two Million and No/100 Dollars ($2,000,000.00); provided, however, that, notwithstanding the foregoing, in the case of failure to obtain the consent and approval of Parent’s stockholders, as required in Section 6.3(b), the amount shall instead be One Million and No/100 Dollars ($1,000,000.00).

Section 6.9 Failure to Close. If the Closing does not occur on or before the last date permitted to be the Closing Date pursuant to Section 6.1, for any reason other than those identified in Section 6.8, any Party may terminate this Agreement by giving written notice to the other Parties. Thereafter, no Party shall have any further obligations to any other Party hereunder, other than any obligations and liabilities arising prior to such termination and those obligations that by their terms survive the termination of this Agreement.

ARTICLE VII

TITLE MATTERS

Section 7.1 Title Information. Seller shall make all information in Seller’s possession regarding title to the Assets available to Buyer in Seller’s offices at reasonable times during Seller’s normal business hours. Seller makes no representations and warranties, express or implied, as to the accuracy or completeness of any information furnished to Buyer, all as more particularly provided in Section 9.18.

Section 7.2 Defensible Title. “Defensible Title” means the title of Seller in and to each Lease and Well that, subject to and except for the Permitted Encumbrances (as defined in Section 7.6):

(a)	Entitles Seller to receive not less than the net revenue interest (“NRI”) for the hydrocarbons and proceeds thereof produced from each Well set forth in Exhibit B,

(b)	Obligates Seller to bear costs and expenses relating to the maintenance, development, operation and production of hydrocarbons from each Well, in an amount not greater than the working interest (“WI”) for Well set forth in Exhibit B, and

(c)	Is free and clear of encumbrances, liens and defects that materially impair the use and enjoyment of or that constitute a loss of interest in the Well and the Lease.

Section 7.3 Defensible Title: Development Acreage. Seller’s title to any non-producing acreage (“Development Acreage”) included in the Assets and listed as a Well shall be presumed to be Defensible Title unless Buyer can show through actual evidence submitted with a Title Defect Notice (as defined in Section 7.9) that Seller’s title to such Development Acreage has failed or that the Development Acreage is subject to a Title Defect, lien or encumbrance (except for Permitted Encumbrances) that would constitute a material loss of interest in such Development Acreage. Unless otherwise shown as a Well, non-producing intervals within producing units shall not be considered Development Acreage.

Section 7.4 Title to Non-Well Assets. Exhibit B does not provide the NRI and WI for any non-producing interval or formation that is not specifically identified in Exhibit B or for any leasehold interest or acreage. Buyer waives the right to assert Title Defects as to Seller’s interest, if any, in any Asset or portion thereof not listed as a Well.

Section 7.5 Allocated Value. If an Allocated Value has not been given for an Asset or if the Allocated Value for any Well is zero, Seller shall be conclusively presumed to have Defensible Title to such Asset or Well.

Section 7.6 Permitted Encumbrances. “Permitted Encumbrances” shall include the following (but only to the extent they exist of record and constitute a burden on the Assets as of the Effective Time):

(a)	any royalties, overriding royalties, net profits interests, production payments, reversionary interests and similar burdens if the net cumulative effect of such burdens does not reduce the NRI for a Well;

(b)	third-party consents to assign and preferential rights to purchase, as covered exclusively by Section 7.17;

(c)	liens for taxes or assessments not yet delinquent, or, if delinquent, being contested in good faith;

(d)	rights to consent by, notices to, filings with or actions by federal, state, local or tribal authorities in connection with the conveyance of the Assets if customarily obtained after a conveyance is made;

(e)	obligations to reassign upon the surrender or expiration of any Lease;

(f)	easements, rights of way, servitudes, permits, surface leases and other rights with respect to the surface or any restrictions on access to the surface or subsurface that do not materially interfere with the operation of the Asset;

(g)	Title Defects waived by Buyer;

(h)	division orders, transfer orders, letters in lieu of transfer orders and pooling or unitization orders, declarations or agreements;

(i)	materialmen’s, mechanics’, repairmen’s, contractors’, or other similar liens or charges (1) if the amount owed is not yet due and payable, (2) if such lien or charge has not been filed pursuant to law and the time for filing has expired, (3) if filed, such lien or charge has not yet become due and payable or payment is being withheld as provided by law, or (4) if the validity of such lien or charge is being contested in good faith;

(j)	rights reserved to or vested in any governmental authority to control or regulate any of the Assets in any manner and all applicable laws, rules, regulations and orders of general applicability in the area;

(k)	liens arising under operating agreements, unitization and pooling agreements and production sales contracts securing amounts not yet due and payable or, if due, being contested in good faith; and

(l)	calls on or preferential rights to purchase production held by third parties to purchase production for a price at or above market price.

Section 7.7 Title Defect. “Title Defect” means any material encumbrance, defect in or objection to real property title, excluding Permitted Encumbrances, that renders Seller’s title less than Defensible Title. Notwithstanding the foregoing, the following shall not constitute Title Defects:

(a)	defects based on lack of information in Seller’s files;

(b)	defects based on title irregularities or defects found in the Assets that are typically accepted as a normal business risk in the area of the applicable Asset and have not had and are reasonably expected not to have, an adverse effect on the right to receive revenue from production from the applicable Asset;

(c)	defects in the chain of title consisting of the failure to recite marital status or omissions of successors or heirship proceedings, unless Buyer provides affirmative evidence that such failure or omission has resulted in a third party’s actual and superior claim of title to the Asset, which claim, if asserted, is likely to prevail;

(d)	defects arising out of the lack of a survey;

(e)	defects based on the failure to record leases issued by the United States or any state, local or tribal authority or any assignments of record title or operating rights in the real property or other county records;

(f)	defects asserting a change in NRI or WI based on (1) a change in drilling and spacing units or tract allocation or changes in participating areas, or (2) an after-payout decrease in NRI or increase in WI pursuant to a farm-in, farm-out or other Contract, if the effect of such change is reflected in the NRI and WI set forth in Exhibit B;

(g)	defects related to suspension of revenues due and owing to Seller, if such suspension is not supported by facts and circumstances that would otherwise be a Title Defect; and

(h)	defects that have been cured or that are not material in light of the entire chain of title or subsequent agreements.

Section 7.8 Title Defect Value. “Title Defect Value” means the value of the Title Defect as determined by Buyer in good faith, taking into account all relevant factors, including but not limited to the following:

(a)	the Allocated Value of the Well;

(b)	the reduction in the NRI of the Well, or the increase in the WI of the Well to the extent such increase is not accompanied by a corresponding increase in the NRI;

(c)	if the Title Defect represents only a possibility of title failure, the probability that such failure will occur;

(d)	the legal and practical effect of the Title Defect; and

(e)	if the Title Defect is a lien or encumbrance other than a Permitted Encumbrance, the cost of removing the lien or encumbrance.

Only that portion of the Well or the Lease that is materially and adversely affected by a Title Defect shall be considered for purposes of determining the Title Defect Value.

Section 7.9 Title Defect Notice. Buyer shall give Seller notice (“Title Defect Notice”) as soon as possible but no later than ten (10) Business Days prior to the Closing Date (such date being referred to herein as the “Objection Date”). The Title Defect Notice must include all of the following:

(a)	a description of the Title Defect;

(b)	a description of the reasonable basis for the Title Defect;

(c)	Reasonable Documentation supporting the basis for the Title Defect;

(d)	evidence supporting Buyer’s belief that the Title Defect has not been released or cured and is still enforceable;

(e)	the identity and the Allocated Value of the Well; and

(f)	the Title Defect Value and the computations upon which Buyer’s belief is based.

Section 7.10 Assumed Title Liabilities. Any notice that is not timely and properly given or that does not satisfy all of the foregoing shall not be a valid Title Defect Notice, and any Title Defects not included in a valid Title Defect Notice shall be deemed to be “Assumed Title Liabilities” and to have been waived or assumed by Buyer. Except as to any Title Defects subject to Section 7.12(b) or Section 7.15(b) or consents to assign subject to Section 7.17(b), after Closing, Seller’s only warranty of title to the Assets shall be that special warranty provided in Section 2 of that Assignment and Bill of Sale in the form set forth in Exhibit D.

Section 7.11 Reasonable Documentation. “Reasonable Documentation” means a copy of any available title opinion describing the Title Defect and

(a)	a copy of the relevant document, if the basis is a document;

(b)	the deed preceding and following a gap in the chain of title or a title opinion describing the gap in reasonable detail, if the basis is a gap in Seller’s chain of title;

(c)	a copy of the document creating the lien or encumbrance, if the basis is a lien or encumbrance, together with evidence supporting Buyer’s determination that the lien or encumbrance has not been released and is still enforceable; or

(d)	any other reasonable documentation or explanation supporting the Title Defect.

Section 7.12 Seller’s Options. Seller shall have the right to cure any Title Defect but shall have no obligation to do so. If Buyer gives a Title Defect Notice, Seller shall have the option of:

(a)	curing the Title Defect before Closing, and, if such Title Defect is not cured before Closing, Seller shall further elect (b), (c), (d) or (e);

(b)	indemnifying Buyer for all liabilities and obligations associated with the Title Defect, which indemnity shall terminate if Seller later cures the Title Defect;

(c)	contesting the existence of a Title Defect or the Title Defect Value, as set forth in Section 7.13;

(d)	reducing the Purchase Price by the Title Defect Value, subject to the Title Defect Threshold and Title Defect Deductible described in Section 7.14, in which event Seller shall be released from and of all further liability or obligation to Buyer with respect to the Title Defect, and the Title Defect shall be a Permitted Encumbrance; or

(e)	if the Title Defect Value exceeds ten percent (10%) of the Allocated Value of the Well, excluding the Well from the Assets conveyed to Buyer at the Closing, subject to Section 7.15, in which event the Purchase Price shall be reduced by the Allocated Value of the Well.

Section 7.13 Contested Title Defects. If Seller contests the existence of a Title Defect or the Title Defect Value pursuant to Section 7.12(c), Seller shall notify Buyer within three (3) Business Days after Seller’s receipt of the Title Defect Notice. The notice shall state the basis for Seller’s contest of the Title Defect or the Title Defect Value. Within two (2) Business Days

after Buyer’s receipt of the notice, representatives of Seller and Buyer, knowledgeable in title matters, shall meet and either (a) agree to reject the Title Defect, in which case Buyer shall waive the Title Defect, or (b) agree on the validity of the Title Defect and the Title Defect Value, in which case Seller shall have the options provided in Section 7.12 (except for the right to contest under Section 7.12(c)). If Seller and Buyer cannot agree on either option (a) or (b) in the preceding sentence, the dispute concerning the Title Defect or the Title Defect Value subject to the notice shall be resolved in accordance with Section 9.16.

Section 7.14 Adjustment to Purchase Price; Title Defect Threshold and Deductible. At Closing, the Purchase Price shall be adjusted for the Title Defect Values as provided in Section 7.12(d); provided, however, notwithstanding anything to the contrary herein, there shall be no cure, remedy, deletion or adjustment to the Purchase Price whatsoever in respect of any Title Defects unless the aggregate value of all Title Defects equals or exceeds One Million and No/100 Dollars ($1,000,000.00) (the “Title Defect Threshold Amount”). Once the Title Defect Threshold has been reached, the amount of reduction in Purchase Price for Title Defects shall be the sum of Title Defect Values in excess of Five Hundred Thousand and No/100 ($500,000.00) (the “Title Defect Deductible Amount”).

Section 7.15 Exclusions of Wells. Pursuant to Section 7.12(e), if the Title Defect Value exceeds ten percent (10%) of the Allocated Value of the Well, Seller shall have the option to exclude the Well from the Assets conveyed to Buyer at the Closing by notifying Buyer on or before the Closing, in which event the Purchase Price shall be reduced by the Allocated Value of the Well. If the Title Defect Value exceeds ten percent (10%) of the Allocated Value of the Well and the Well is excluded from the Assets conveyed to Buyer at the Closing, Seller may elect either of the following:

(a)	if Seller cures the Title Defect to Buyer’s reasonable satisfaction before the Final Post-Closing Date, Seller may convey the Well affected by the Title Defect to Buyer on the Final Post-Closing Date, subject to all of the terms and conditions of this Agreement, and Buyer shall pay to Seller the amount by which the Purchase Price was reduced with respect to the Well; or

(b)	if Seller does not cure the Title Defect to Buyer’s reasonable satisfaction before the Final Post-Closing Date and agrees to indemnify Buyer from all liabilities and obligations arising out of the Title Defect, Seller may convey the Well affected by the Title Defect to Buyer on the Final Post-Closing Date, subject to all of the terms and conditions of this Agreement, in which event Buyer shall pay to Seller the amount by which the Purchase Price was reduced with respect to the Well, and Seller shall be released from all further liability or obligation to Buyer with respect to the Title Defect, and, subject to the indemnity provided above in this paragraph, the Title Defect shall be a Permitted Encumbrance.

Section 7.16 Additional Interests. As soon as possible and no later than on or before five (5) Business Days before Closing, Buyer shall in good faith notify Seller of any interest that would be an Asset but that is not specifically listed, including but not limited to additional Wells, or any increase in any NRI or decrease in any WI for a Well. The value of the additional interest shall be determined by the Parties in good faith, taking into account all relevant factors (and determining, wherever appropriate, a value that is based on the Allocated Value for the Well and in proportion to the increase in the NRI of the Well), and the Purchase Price shall be increased by such amount.

Section 7.17 Preferential Rights to Purchase and Consents to Assign.

(a)	Seller shall use reasonable efforts to obtain consents to assign that Seller identifies before the Closing as contractually required to be obtained before the Closing and to give notices required in connection with those preferential rights to purchase that Seller identifies before the Closing and that are identified in Schedule 2.4. If Buyer discovers additional such consents to assign or preferential rights to purchase before the Closing, Buyer shall immediately notify Seller, and Seller shall use reasonable efforts to obtain the required consent to assign or to give notice required in connection with the preferential right to purchase before the Closing. Before and after the Closing, Buyer shall cooperate with Seller in connection with any required consent to assign and preferential right to purchase, including providing assurances of financial condition, but neither Seller nor Buyer shall be required to expend funds or make any other type of financial commitment in connection with such consent to assign or preferential right to purchase.

(b)	If a necessary consent to assign that is contractually required to be obtained before the Closing is identified before the Closing and has not been obtained by the Closing, at Seller’s election, either (i) the entire Asset, including but not limited to that portion of the Asset affected by the consent to assign, shall be assigned to Buyer at the Closing, and Seller shall defend and indemnify Buyer against any loss arising out of the failure to obtain the consent to assign, or (ii) that portion of the Asset affected by the consent to assign shall be excluded from the Assets conveyed to Buyer at the Closing, and the Purchase Price shall be reduced by the Allocated Value of the Well corresponding to that portion of the Assets.

(c)	If Seller is able to obtain the consent to assign referred to in Section 7.17(b)(ii) by the Final Post-Closing Date, Seller shall on the Final Post-Closing Date convey to Buyer that portion of the Asset affected by the consent to assign, subject to all of the terms of this Agreement, and Buyer shall pay to Seller the amount by which the Purchase Price was previously reduced with respect to that portion of the Asset.

(d)	If a preferential right to purchase an Asset (i) is exercised before the Closing, or (ii) provides for a period of time to exercise the preferential right that has not expired by the Closing and the third party has not waived and is not deemed to have waived the preferential right, that portion of the Asset affected by the preferential right shall be excluded from the Assets conveyed to Buyer at the Closing, and the Purchase Price shall be reduced by the Allocated Value of the Well corresponding to that portion of the Asset.

(e)	If (i) the holder of any preferential right to purchase exercises such preferential right to purchase described in Section 7.17(d) before or after the Closing but fails to consummate the transaction before the Final Post-Closing Date, (ii) the period of time to exercise a preferential right expires after the Closing but before the Final Post-Closing Date, or (iii) the holder of a preferential right has waived or is deemed to have waived the preferential right after the Closing but before the Final Post-Closing Date, Seller shall convey that portion of the Asset affected by the preferential right to Buyer, subject to all of the terms of this Agreement, and Buyer shall on the Final Post-Closing Date pay to Seller the amount by which the Purchase Price previously was reduced with respect to that portion of the Asset.

(f)	If any other preferential right to purchase identified after the Closing is subsequently exercised, Buyer shall convey the affected Asset to the holder of the preferential right to purchase and shall receive all amounts paid by the holder of the preferential right to purchase.

(g)	The remedies provided in this Section 7.17 are the exclusive remedies with respect to consents to assign and preferential rights to purchase that affect the Assets.

ARTICLE VIII

ENVIRONMENTAL MATTERS

Section 8.1 Inspection of the Assets. From the Execution Date until the Objection Date, Seller and Parent shall (and shall use reasonable efforts to cause Operator to) provide Buyer access to the Lease premises, at reasonable times during normal business hours with reasonable notice, so that Buyer, at its sole cost and expense, may conduct a Phase I environmental assessment, excluding any sampling or testing, and, together with Buyer’s agents and contractors, may conduct the Independent Phase I Environmental Review (as defined in Section 8.2). Buyer and Edge shall defend and indemnify Seller and Parent against all claims, demands, liabilities, judgments, penalties, causes of action, losses, damages, costs and expenses (including attorneys; fees, expert fees and court costs) of every kind or character arising out of the conduct of such assessment or the entry upon the Assets, EVEN THOUGH CAUSED BY, ARISING OUT OF OR ATTRIBUTABLE TO, IN WHOLE OR IN PART, THE SOLE OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF SELLER. If there is a conflict between the foregoing sentence and any other provision of this Agreement, the foregoing sentence shall control. Buyer shall give Seller adequate prior notice of all inspections, and Seller shall have the right to participate in all inspections.

Section 8.2 Definitions. The following terms shall have the following meanings:

“Assumed Environmental Liabilities” means all liabilities and obligations for environmental matters related to the Assets, whether located on the Assets or offsite, before and after the Effective Time, except for the Retained Remediation Obligations.

“Environmental Defect Notice” means a notice of an Environmental Defect with respect to a Well that is given by Buyer to Seller in accordance with the provisions of Section 8.5. An Environmental Defect Notice must be based on the condition of the Well as confirmed by the Independent Environmental Review or a notice of violation of an Environmental Law received from a governmental authority.

“Environmental Defect” means a condition on the Assets that exists before the Effective Time and that causes a Well or the lands covered by the Leases or upon which the Well or Wells are situated to be in violation of an Environmental Law.

“Environmental Defect Value” means Buyer’s good-faith estimate of the costs and expenses associated with the remediation of an Environmental Defect with respect to an individual Well, less Site Costs.

“Environmental Law” means any statute, rule, regulation, code or order of any federal, state or local governmental authority relating to pollution or protection of the environment, to the extent in effect and consistently enforced before the Effective Time, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. § 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. § 6951, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251, et seq., the Clean Air Act, 42 U.S.C. § 741, et seq., the Clean Water Act, 33 U.S.C. § 7401, the Toxic Substances Control Act, 15 U.S.C. § 2601-2629, the Safe Drinking Water Act, 42 U.S.C. §§ 300F-300J, and all similar federal, state and local environmental statutes, ordinances and the rules, regulations, orders and decrees now or hereafter promulgated thereunder.

“Incident” means a spill, release, discharge or emission of a substance that occurred or reoccurred in the same area on account of a single cause or course of conduct.

“Independent Phase I Environmental Review” means the Phase I environmental assessment, excluding any sampling or testing, performed by a qualified independent third party environmental consultant on behalf of Buyer.

“Retained Remediation Obligations” means only the obligation to remediate certain Environmental Defects identified in an Environmental Defect Notice, except for Site Costs, which obligation to remediate is retained by Seller pursuant to Section 8.6(a).

“Site Costs” shall mean all costs of plugging and abandoning the Wells, disposing of equipment in connection with the Wells and restoring the surface land in connection with the Wells (with the exception of any Retained Remediation Obligations) in compliance with any and all applicable laws, statutes, ordinances, rules, regulations, orders or determinations of any governmental authority and in compliance with all applicable leases and all other applicable agreements.

Section 8.3 Acknowledgments by Buyer: Representation and Warranty by Seller. Buyer acknowledges and agrees that Seller does not operate any of the Assets and, as non-operator, has no knowledge or only limited knowledge of the environmental condition of the Assets. Buyer acknowledges and agrees that Seller has made no effort to investigate, does not have the right without obtaining applicable consents to investigate and does not have the right without obtaining applicable consents to permit Buyer to investigate the environmental condition of or on the Assets, and, except as expressly provided in the following paragraph, makes no representations or warranties as to the condition of the Assets. Seller represents and warrants to Buyer that, to Seller’s Knowledge, Seller has not received any written or verbal notice, from any federal, state or local governmental authority that (a) the Assets do not have a permit required under Environmental Law, (b) Seller is in violation or potential violation of an Environmental Law, or (c) Seller is liable or potentially liable for response costs or other remedial costs under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq. with respect to the Assets.

Section 8.4 Apportionment of Environmental Liabilities and Obligations.

(a)	Buyer’s and Edge’s Assumed Environmental Liabilities. Upon Closing, and except for Retained Remediation Obligations, Buyer and Edge shall assume and pay, perform, fulfill and discharge, and release Seller and Parent from and defend and indemnify Seller against, any and all claims, costs, expenses, liabilities and obligations relating to (a) the Assumed Environmental Liabilities, including but not limited to those arising out of events occurring after the Effective Time that are within the control of Buyer or that are attributable to the acts of Buyer or its contractors or subcontractors, and (b) the Site Costs.

(b)	Seller’s and Parent’s Retained Remediation Obligations. Upon Closing, Seller and Parent agree to retain and pay, perform, fulfill and discharge, and indemnify Buyer and Edge against all claims relating to the Retained Remediation Obligations, except for those claims relating to the Retained Remediation Obligations arising out of events occurring after the Effective Time that are within the control of Buyer or that are attributable to the acts of Buyer or its contractors or subcontractors.

(c)	ALL OF THE INDEMNITIES UNDER THIS SECTION 8.4 SHALL APPLY REGARDLESS OF WHETHER CAUSED BY, ARISING OUT OF OR ATTRIBUTABLE TO, IN WHOLE OR IN PART, THE SOLE OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF THE INDEMNIFIED PERSON OR PERSONS.

Section 8.5 Environmental Defect Notice. An Environmental Defect Notice must be given to Seller no later than the Objection Date and must include all of the following:

(a)	the name of the affected Well;

(b)	a detailed description of the condition on the Well that causes the Well to be in violation of an Environmental Law;

(c)	a copy of the Independent Environmental Review which addresses the violation of an Environmental Law or a copy of the notice of violation of an Environmental Law received from a governmental authority; and

(d)	the Environmental Defect Value associated with each Well.

Any notice that is not timely and properly given or that does not satisfy all of the foregoing shall not be a valid Environmental Defect Notice. If Seller does not receive an Environmental Defect Notice as to any Well, Buyer shall be deemed to have accepted the Well “as is, where is,” with all faults and waived Buyer’s rights to assert an Environmental Defect with respect to that Well. No Environmental Defect Notice may be given by Buyer on any Well that is being operated or that has been operated by Buyer, and Buyer shall accept all such Wells “as is, where is,” with all faults and shall be deemed to have waived Buyer’s rights to assert an Environmental Defect with respect to such Wells.

Section 8.6 Seller’s Options. If Buyer gives a valid Environmental Defect Notice, Seller shall have the option of

(a)	remediating the Environmental Defect, as set forth in Section 8.7; if not remediated before Closing, such Environmental Defect shall become, after Closing, a Retained Remediation Obligation but, if remediated within ninety (90) days after Closing in accordance with Section 8.7, shall cease to be a Retained Remediation Obligation;

(b)	contesting the existence of an Environmental Defect or the Environmental Defect Value, as set forth in Section 8.8;

(c)	reducing the Purchase Price by the Environmental Defect Value, subject to the Environmental Defect Threshold and Environmental Defect Deductible described in Section 8.9, in which event Seller shall be released from and of all further liability or obligation to Buyer with respect to the Environmental Defect and the Environmental Defect shall be an Assumed Environmental Liability; or

(d)	if the Environmental Defect Value exceeds ten percent (10%) of the Allocated Value of the Well, excluding the Well from the Assets conveyed to Buyer at the Closing, in which event the Purchase Price shall be reduced by the Allocated Value of the Well.

Section 8.7 Implementing Remediation. If Seller elects to remediate an Environmental Defect pursuant to Section 8.6(a), Seller shall select the means and methods of effecting the remediation in accordance with applicable Environmental Law and any applicable agreement, but Seller shall not be required to perform any activities if the cost thereof would be Site Costs, including without limitation plugging and abandoning any wells. Seller’s responsibilities for remediation under this Section 8.7 shall be limited to a standard appropriate for the use of an asset for oil and gas activities and shall be subject to Buyer’s reasonable approval and satisfaction.

Section 8.8 Contested Environmental Defects. If Seller contests the existence of an Environmental Defect or the Environmental Defect Value pursuant to Section 8.6(b), Seller shall notify Buyer within three (3) Business Days after Seller’s receipt of the Environmental Defect Notice. The notice shall state the basis for Seller’s contest of the Environmental Defect or the Environmental Defect Value. Within two (2) Business Days after Buyer’s receipt of the notice, representatives of Seller and Buyer, knowledgeable in environmental matters, shall meet and either (a) agree to reject the Environmental Defect, in which case Buyer shall waive the Environmental Defect, or (b) agree on the validity of the Environmental Defect and the Environmental Defect Value, in which case Seller shall have the options provided in Section 8.6 (except for the right to contest under Section 8.6(b)). If Seller and Buyer cannot agree on either option (a) or (b) in the preceding sentence, the dispute concerning the Environmental Defect or the Environmental Defect Value subject to the notice shall be resolved in accordance with Section 9.16.

Section 8.9 Adjustment to Purchase Price; Environmental Defect Threshold and Deductible. At Closing, the Purchase Price shall be adjusted for the Environmental Defect Values as provided in Section 8.6(c); provided, however, notwithstanding anything to the contrary herein, there shall be no cure, remedy, deletion or adjustment to the Purchase Price whatsoever in respect of any Environmental Defects unless the aggregate value of all Environmental Defects equals or exceeds One Million and No/100 Dollars ($1,000,000.00) (the “Environmental Defect Threshold Amount”). Once the Environmental Defect Threshold has been reached, the amount of reduction in Purchase Price for Environmental Defects shall be the sum of Environmental Defect Values in excess of Five Hundred Thousand and No/100 ($500,000.00) (the “Environmental Defect Deductible Amount”).

Section 8.10 Exclusive Remedies. The rights and remedies granted to Buyer and Edge in this Article VIII are the exclusive rights and remedies relating to any environmental condition on the Assets, and Seller and Parent shall have no other liability or obligations with respect to environmental conditions on the Assets.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Notices. All notices, reports, records or other communications that are required or permitted to be given to the Parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by fax, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving Party at the following address:

If to Seller or Parent:	Contango Oil & Gas Company
3700 Buffalo Speedway, Suite 960
Houston, TX 77098
Attention: Kenneth R. Peak
Fax: (713) 960-1065
Phone: (713) 960-1901

If to Buyer or Edge:	Edge Petroleum Corporation
1301 Travis, Suite 2000
Houston, TX 77002
Attention: C.W. MacLeod
Sr. Vice President Business Development & Planning
Fax: (713) 654-8910
Phone: (713) 654-8960

With a copy to:	Edge Petroleum Exploration Company
1301 Travis, Suite 2000
Houston, TX 77002
Attention: Mark J. Gabrisch, Vice President – Land
Fax: (713) 654-7722
Phone: (713) 654-8960

or such other address as such Party may have given to the other Parties by notice pursuant to this Section 9.1. Notice shall be deemed given on (i) the date such notice is personally delivered by hand (costs prepaid), (ii) three (3) days after the mailing if sent by certified mail, return receipt requested, (iii) one (1) day after the date of delivery to a nationally recognized overnight courier service (costs prepaid), or (iv) the next succeeding day after transmission by facsimile with retained confirmation of transmission by the transmitting equipment.

Section 9.2 General Definitions. For the purposes of this Agreement, the following terms have the meaning set forth below:

“Affiliate” means, with respect to any Party, any Person directly or indirectly controlling, controlled by, or under common control with such Party, and any officer, director or executive employee of such Party and includes any past or present Affiliate of any such Person.

“Business Days” means any day other than a Saturday, Sunday, or any day on which banks in Texas are permitted or required to be closed.

“GAAP” means generally accepted accounting principles for financial reporting in the United States, consistently applied.

“Governmental Authority” means the United States of America, any state, commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies or other instrumentalities.

“Knowledge” means that an individual will be deemed to have Knowledge of a particular fact or other matter and a Person other than an individual will be deemed to have Knowledge of a particular fact or other matter if any individual serving as an officer, director or employee of such Person or its General Partner, Parent or any of its wholly owned subsidiaries is actually aware of that fact or matter.

“Material Adverse Effect” means a material adverse effect on the value, use, operation or ownership of the Assets, taken as a whole. Where initial capital letters are not used, the words “material adverse effect” have the ordinary meaning applicable to them in the context in which they are used.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, other entity or any Governmental Authority.

“SEC” means the Securities and Exchange Commission.

Section 9.3 Entire Agreement. The Schedules and Exhibits attached to this Agreement are hereby incorporated into this Agreement and are an integral part of this Agreement. This Agreement, including the Schedules and Exhibits, sets forth the complete and exclusive understanding of the Parties with respect to the subject matter hereof and may be modified only by a written instrument signed by all of the Parties hereto.

Section 9.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

Section 9.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer any right or remedy under or by reason of this Agreement on any Person other than the Parties and their respective heirs, representatives, successors and assigns, nor is anything set forth herein intended to affect or discharge the obligation or liability of any third Persons to any Party, nor shall any provision give any third Person any right of subrogation or action over against any Party.

Section 9.6 Expenses. Each of the Parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by hereunder, including, without limitation, legal and accounting fees and expenses.

Section 9.7 Waiver. No failure of any Party to exercise any right or remedy given such Party under this Agreement or otherwise available to such Party or to insist upon strict compliance by any other Party with its obligations hereunder, and no custom or practice of the Parties in variance with the terms hereof, shall constitute a waiver of any Party’s right to demand exact compliance with the terms hereof, unless such waiver is set forth in writing and executed by such Party.

Section 9.8 Governing Law; Jurisdiction. This Agreement shall be construed and governed in accordance with the laws of the State of Texas without regard to conflicts-of-laws principles that would require the application of any other law. Any action to enforce, or which arises out of or relates in any way to, any of the provisions of this Agreement shall be brought and prosecuted solely in the Texas state courts or the Federal district courts located in Harris County, Texas.

Section 9.9 Assignment. No Party may assign its rights or delegate its obligations hereunder without the consent of the other Parties. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors and assigns.

Section 9.10 Confidentiality. Buyer and Seller acknowledge that all information furnished or disclosed pursuant hereto is subject to the Confidentiality Agreement by and between Parent and Buyer, dated as of September 8, 2004 (the “Confidentiality Agreement”) and such information must remain confidential. Buyer and Seller shall consult with each other prior to releasing any press releases. The Confidentiality Agreement is hereby incorporated in this Agreement and is an integral part of this Agreement, and shall survive any termination hereof or shall terminate at Closing.

Section 9.11 Severability. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced by any court of competent jurisdiction, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. Upon any binding determination that any term or other provision is invalid, illegal or incapable of being enforced by a court of competent jurisdiction, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible and in an acceptable manner, to the end that the transaction hereby may be contemplated to the extent possible.

Section 9.12 DTPA. Each Party hereby certifies to the other that it is not a “Consumer” within the meaning of the Texas Deceptive Trade Practices – Consumer Protection Act, Subchapter E of Chapter 17, Section 17.41, et. Seq. of the Texas Business and Commerce Code, as amended (the “DTPA”). The Parties covenant, for themselves and for an on behalf of any successors and assigns, that if the DTPA is applicable, (a) the Parties are “business consumers” thereunder and (b) each Party hereby waives and releases all of its rights and remedies thereunder (other than Section 17.555, Texas Business and Commercial Code) as applicable to the other Party and its successors and (c) each Party shall defend and indemnify the other Party from and against any and all claims, demands or causes of action of or by that Party or any successor or any of its Affiliates based in whole or in part on the DTPA, arising out of or in connection with the transaction set forth in this Agreement.

Section 9.13 Seller’s Election to Effect IRC Section 1031 Exchange. In the event Seller so elects, Buyer agrees to accommodate Seller in effecting a tax-deferred exchange under Internal Revenue Code Section 1031, as amended. Seller shall have the right to elect this tax-deferred exchange at any time prior to the Closing Date. If Seller elects to effect a tax-deferred exchange, Buyer agrees to execute additional documents, agreements, escrow instructions or other instruments as may be reasonably necessary to effect the exchange, provided that Buyer shall incur no additional costs, expenses, fees or liabilities as a result of or connected with the exchange.

Section 9.14 Headings. The subject headings of paragraphs and subparagraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

Section 9.15 Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

Section 9.16 Binding Arbitration.

(a)	Disputes. Except as expressly otherwise provided in this Agreement, this Section 9.16 shall apply to any dispute arising under or related to this Agreement (whether arising in contract, tort or otherwise, and whether arising at law or in equity), including

(1)	any dispute regarding the construction, interpretation, performance, validity or enforceability of any provision of this Agreement or whether any Party is in compliance with, or breach of, any provisions of this Agreement; and

(2)	the applicability of this Section 9.16 to a particular dispute (a “Dispute”). The provisions of this Section 9.16 shall be the exclusive method of resolving Disputes.

(b)	Negotiation to Resolve Disputes. If a Dispute arises, the Parties shall attempt to resolve such Dispute through the following procedure:

(1)	appropriate representatives of each Party shall promptly meet (whether by phone or in person) in a good-faith attempt to resolve the Dispute; and

(2)	if the Dispute is unresolved after ten (10) days following the commencement of the negotiations described in clause (1) above, then either Party may submit such Dispute to binding arbitration under this Section 9.16 by notifying the other Party (an “Arbitration Notice”).

(c)	Selection of Arbitrators. Any arbitration conducted under this Article shall be heard by a panel (the “Arbitral Panel”) of three arbitrators (each an “Arbitrator”) selected in accordance with the following provisions.

(1)	The Party that submits a Dispute to arbitration shall designate an Arbitrator in its Arbitration Notice. The other Party, by notice to the first Party, shall designate an Arbitrator on or before the twentieth (20th) day following receipt of the Arbitration Notice.

(2)	The two Arbitrators so designated shall promptly meet and attempt to agree upon a third Arbitrator (the “Neutral Arbitrator”). If they are unable to do so within twenty (20) days following their first attempt to do so, the two Arbitrators shall request the American Arbitration Association (or, if such Association has ceased to exist, the principal successor thereto) (the “AAA”) to designate the Neutral Arbitrator.

(3)	If any Arbitrator designated by a Party shall die, resign or otherwise fail or becomes unable to serve as Arbitrator, such Party shall promptly designate a replacement Arbitrator. If the Neutral Arbitrator shall die, resign or otherwise fail or becomes unable to serve as the Neutral Arbitrator, the two Arbitrators designated by the Parties shall promptly meet and attempt to agree upon a replacement Neutral Arbitrator. If they are unable to do so within ten (10) days following their first attempt to do so, the two Arbitrators shall request the AAA to designate the replacement Neutral Arbitrator.

(d)	Conduct of Arbitration. The Arbitral Panel shall expeditiously (and, if reasonably possible, within ninety (90) days after the Neutral Arbitrator’s selection) hear and decide all matters concerning the Dispute. Any arbitration hearing shall be held in Houston, Texas. The arbitration shall be conducted in accordance with the then-current Commercial Arbitration Rules of the AAA (excluding rules governing the payment of arbitration, administrative or other fees or expenses to the Arbitrator or the AAA) (the “Rules”), to the extent that such Rules do not conflict with the terms of this Agreement. Except as expressly provided to the contrary in this Agreement, the Arbitral Panel shall have the power

(1)	to establish rules and procedures for the discovery and production of such materials, information, testimony and evidence as it deems relevant to the Dispute before it (and each Party will provide the materials, information, testimony and evidence requested in accordance with such rules and procedures and relevant to such Dispute, except that neither Party shall be required to provide any information so requested that is

(i)	proprietary, unless the Arbitral Panel enters a protective order that limits the use of such information to the arbitral proceedings;

(ii)	subject to a third party confidentiality restriction; or

(iii)	subject to an attorney-client or other privilege);

(2)	to grant injunctive relief, specific performance or any other remedy that would otherwise be available at law or in equity.

Any dispute as to the relevancy of any requested information shall be determined by the Arbitral Panel. If it deems necessary, the Arbitral Panel may propose to the Parties that one or more other experts be retained to assist it in resolving the Dispute. The retention of such other experts shall require the consent of both Parties, which shall not be unreasonably withheld.

(e)	Decision. All decisions of the Arbitral Panel shall be made by a majority vote of the Arbitrators. The Arbitral Panel’s decision (which shall be rendered in writing) shall be final, non-appealable and binding upon the Parties and may be enforced in any court of competent jurisdiction; provided that the Parties agree that the Arbitral Panel and any court enforcing the award of the Arbitral Panel shall not have the right or authority to award to any Party exemplary, punitive, consequential, special, incidental, indirect or other similar damages, including lost profits, business interruption or loss of opportunity, whether such damages are claimed under breach of contract, breach of warranty, tort of or any other theory or cause action at law or in equity, except to the extent that another Party is required to pay any such damages to a third party in connection with a claim for which such other Party is indemnified hereunder. No Party may challenge the decision of the Arbitral Panel on the basis of any “evident partiality” on the part of the two Arbitrators appointed by the Parties. The responsibility for paying the costs and expenses of the arbitration, including compensation to the Arbitral Panel and any experts retained by the Arbitral Panel, shall be allocated to one Party or both Parties in a manner determined by the Arbitral Panel to be fair and reasonable under the circumstances. Each Party shall be responsible for the fees and expenses of its respective counsel, consultants and witnesses, unless the Arbitral Panel determines that compelling reasons exist for allocating all or a portion of such costs and expenses to one or more other Parties.

Section 9.17 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 9.18 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER AND PARENT MAKE NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH REGARD TO THE ASSETS. BUYER AND EDGE ACKNOWLEDGE AND AGREE, AS OF THE CLOSING, THAT BUYER HAS INSPECTED THE ASSETS AND IS FAMILIAR WITH THE NATURE AND CONDITION THEREOF AND ACCEPTS SAME “AS IS.” BUYER’S AGREEMENT TO ACCEPT THE ASSETS “AS IS” CONSTITUTES A MATERIAL INDUCEMENT TO SELLER’S AGREEMENT TO SELL THE ASSETS TO BUYER FOR THE PURCHASE PRICE. BUYER AND EDGE ACKNOWLEDGE THAT THE PURCHASE PRICE IS PREDICATED UPON BUYER’S AGREEMENT TO ACCEPT THE ASSETS “AS IS,” AND THAT SELLER, IN DETERMINING TO PROCEED WITH ENTERING INTO THIS AGREEMENT, HAS EXPRESSLY RELIED UPON BUYER’S AGREEMENT TO ACCEPT THE ASSETS “AS IS.”

SELLER AND PARENT MAKE NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, INFORMATION OR MATERIALS FURNISHED OR MADE AVAILABLE TO BUYER, INCLUDING WITHOUT LIMITATION ANY MAPS, INTERPRETATIONS OF DATA, ECONOMIC PROJECTIONS OR RESERVE FORECASTS PREPARED BY SELLER OR SELLER’S CONTRACTORS OR AGENTS. ANY SUCH DATA, INFORMATION OR MATERIALS FURNISHED OR MADE AVAILABLE BY SELLER ARE PROVIDED TO BUYER AS A CONVENIENCE ONLY AND BUYER SHALL RELY THEREUPON AT BUYER’S SOLE RISK.

Section 9.19 Limitation on Liability. No Party shall ever be liable to another Party for special, consequential, exemplary or punitive damages, lost profits, lost opportunity or business interruption damages, whether such damages are claimed under breach of contract, breach of warranty, tort or any other theory or cause of action at law or in equity, anything to the contrary herein notwithstanding, except to the extent that another Party is required to pay any such damages to a third party in connection with a claim for which such other Party is indemnified hereunder.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SELLER:

CONTANGO STEP, L.P., a Texas limited partnership

By:	CONTANGO STEP I, INC., a Delaware
corporation, its sole general partner

By:	/s/ KENNETH R. PEAK
Kenneth R. Peak,
Chairman and Chief Executive Officer

PARENT:

CONTANGO OIL & GAS COMPANY,
a Delaware corporation

By:	/s/ KENNETH R. PEAK
Kenneth R. Peak
Chairman and Chief Executive Officer

BUYER:

EDGE PETROLEUM EXPLORATION COMPANY
a Delaware corporation

By:	/s/ C.W.. MACLEOD
C.W. MacLeod
Sr. Vice President
Business Development & Planning

EDGE:

EDGE PETROLEUM CORPORATION
a Delaware corporation

By:	/s/ C.W. MACLEOD
C.W. MacLeod
Sr. Vice President
Business Development & Planning

Schedule 2.4

Consents, Approvals, and Preferential Rights to Purchase

All Leases listed in Exhibit A in which any of the following entities is a lessor:

Mesteña Proven, Ltd.

Mesteña Oil and Gas Company

Eshleman Ranches, et al.

Schedule 2.12

Gas Balancing; Forward Sales; Calls on Production

None.

Schedule 2.13

Payout Balances

Pursuant to that certain Letter Agreement dated October 6, 2004 by and between Contango Oil & Gas Company and Juneau Exploration, LLC:

(a) the remaining payout balance to reach an after-payout status on the four Wells in the Borregos Lease – Charco Nuevo #1, Horse Trap #1, Huisache #1, Palomas Ranch #1 – (the “Borregos Wells”) as of July 31, 2004 is $3,527,000; and

(b) the change in interest before and after payout in the Borregos Wells is set forth in Exhibit B.

Schedule 2.14

Transactions with Related Parties

None.

Exhibit A

Leases

Cepres:

Oil and Gas Lease dated July 28, 2000, between Mesteña Proven, Ltd. et al, as Lessor, and Mesteña, Inc., as Lessee, a Memorandum of which was recorded in Vol. 24, Pg. 211 of the Official Records of Jim Hogg Co., TX, as amended and recorded in Vol. 26, Pg. 195 of the Official Records of Jim Hogg Co., TX, covering 160 ac., m/l, in the Fowler & Rankin Subdvn. of the “Las Vivoritas” Francisco Montalvo Grant, A-226 and the Fowler & Rankin Subdvn. of the “El Sordo” Luis Vela Grant, A-326, Jim Hogg Co., TX

Guilita:

Oil and Gas Lease dated May 5, 2000, between Mesteña Proven, Ltd. et al, as Lessor, and Mesteña, Inc., as Lessee, a Memorandum of which was in Vol. 21, Pg. 466 of the Official Records of Jim Hogg Co., TX, covering 1593.08 ac., m/l, in the Jno. Dewees Sy. No. 392, A-96, the Jno. Dewees Sy. No. 388, A-95, the Jno. Dewees Sy. No. 390, A-93, and the C&MRR Sy. No. 389, A-79, in Jim Hogg Co., TX, SAVE & EXCEPT depths below 11,000 feet subsurface.

INSOFAR & ONLY INSOFAR AS the following leases cover the SW/4 Section 391, “Palitos Blancos” Grant, Rafael Garza Sais Sy., A-274, Jim Hogg Co.,TX, and ONLY AS TO the interval between the surface and 11,000 feet subsurface:

Oil, Gas and Mineral Lease dated March 14, 1998, between Margaret Mings Bunnell, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 662 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 16, 1998, between Stanley G. Marshall, Jr. et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 120 ac., m/l, recorded in Vol. 6, Pg.700 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 23, 1998, between Nancy Bunnell Bentley, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 710 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 26, 1998, between David C. Blankenship et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 713 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 27, 1998, between Bess Hal Yakey Murphree, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 716 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 15, 1998, between May Eskridge Kearny, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 745 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated May 19, 1998, between Julia M. Wyatt, Individually and as Independent. Executrix of the Est. of Julia G. Groce, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 7, Pg. 19, as amended on April 4, 2001, recorded in Vol. 25, Pg. 221, Official Records, Jim Hogg Co., TX.

Oil and Gas Lease dated May 20, 1998, between B. Naylor Morton, Trustee et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, a Memorandum of which dated July 2, 1998 was recorded in Vol. 7, Pg. 48, as amended July 17, 1998, recorded in Vol. 7, Pg. 455, Official Records, Jim Hogg Co., TX.

Oil and Gas Lease dated May 20, 1998, between NationsBank, N.A., Trustee et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, a Memorandum of which dated July 2, 1998 was recorded in Vol. 7, Pg. 46, as amended July 17, 1998, recorded in Vol. 7, Pg. 455, Official Records, Jim Hogg Co., TX.

Oil and Gas Lease dated July 2, 1998, between Stanley N. Morton, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, a Memorandum of which dated July 2, 1998 was recorded in Vol. 7, Pg. 44, as amended on May 17, 2001, recorded in Vol. 25, Pg. 721, Official Records, Jim Hogg Co., TX.

Memorandum of Oil and Gas Lease dated August 14, 1998, between Jamie Michaela Salinas et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 975 ac., m/l, recorded in Vol. 7, Pg. 60 of the Official Records of Jim Hogg Co., TX.

Memorandum of Oil and Gas Lease dated August 14, 1998, between San Marcos Ranch Ltd., as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 975 ac., m/l, recorded in Vol. 7, Pg. 65 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated October 15, 1998, between Margaret D. Spencer Trust, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 7, Pg. 69 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated November 3, 1998, between Houston C. Munson, Jr. et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 7, Pg. 457 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 29, 2000, between Jane Thompson Slocomb Sec. 5 TR et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 19, Pg. 636 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 8, 1998, between Glenda Stowers et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 40 ac., m/l, recorded in Vol. 6, Pg. 736 of the Official Records of Jim Hogg Co., TX.

INSOFAR & ONLY INSOFAR AS the following leases cover the N/2 Sec. 388, all Sec. 389, W/2 Sec. 390 and S/2 Sec. 392 of the “Palitos Blancos” Grant Rafael Garza Sais Sy., A-274, Jim Hogg Co., TX ONLY AS TO the interval between the surface and 11,000 feet:

Oil, Gas and Mineral Lease dated March 14, 1998, between Margaret Mings Bunnell, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 662 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 16, 1998, between Stanley G. Marshall, Jr. et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 20 ac., m/l, recorded in Vol. 6, Pg. 690 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 16, 1998, between Stanley G. Marshall, Jr. et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 6, Pg. 695 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 23, 1998, between Nancy Bunnell Bentley, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 710 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 26, 1998, between David C. Blankenship et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 713 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 27, 1998, between Bess Hal Yakey Murphree, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 716 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 31, 1998, between Reginald Newton Harbison et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 430 ac., m/l, recorded in Vol. 6, Pg. 719 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 15, 1998, between May Eskridge Kearny, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 745 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 15, 1998, between Paul Anthony Schumman et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 6, Pg. 742, and amended on March 27, 2001, recorded in Vol. 25, Pg. 126, Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 23, 1998, between Billie Jo McCutcheon et vir, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 20 ac., m/l, recorded in Vol. 6, Pg. 757 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 24, 1998, between Geraldine D. McGehee, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 80 ac., m/l, recorded in Vol. 6, Pg. 760 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 24, 1998, between Ronnie J. Dannelley, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 80 ac., m/l, recorded in Vol. 6, Pg. 763 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 27, 1998, between R. K. Wilson, III, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 766, and amended on April 20, 2001, recorded in Vol. 25, Pg. 589, Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated April 27, 1998, between Mary Eleanor Wilson Small, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 6, Pg. 771, and amended on April 20, 2001, recorded in Vol. 25, Pg. 651, Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated May 6, 1998, between Randolph B. Lee et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 60 ac., m/l, recorded in Vol. 6, Pg. 779, and amended on April 29, 2001, recorded in Vol. 25, Pg. 653, Official Records of Jim Hogg County, TX.

Oil, Gas and Mineral Lease dated May 8, 1998, between Robert L. McFarlin, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 20 ac., m/l, recorded in Vol. 7, Pg. 1 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated May 9, 1998, between Jack Holt et ux, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 20 ac., m/l, recorded in Vol. 7, Pg. 7 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated May 9, 1998, between Lucian L. Morrison, Jr., as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 20 ac., m/l, recorded in Vol. 7, Pg. 4 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated May 19, 1998, between Julia M. Wyatt, Individually and as Independent Executrix of the Est. of Julia G. Groce, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 7, Pg. 19, as amended on April 4, 2001, recorded in Volume 25, Page 221, Official Records of Jim Hogg Co., TX.

Oil and Gas Lease dated May 20, 1998, between B. Naylor Morton, Trustee et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, a Memorandum of which dated July 2, 1998 was recorded in Vol. 7, Pg. 48, as amended on July 17, 1998, recorded in Vol. 7, Pg. 455, Official Records of Jim Hogg Co., TX.

Oil and Gas Lease dated May 20, 1998, between NationsBank, N.A., Trustee et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, a Memorandum of which dated July 2, 1998 was recorded in Vol. 7, Pg. 46, as amended on July 17, 1998, recorded in Vol. 7, Pg. 455, Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated June 3, 1998, between Lorine Toepperwein Uedker et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 7, Pg. 29 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated June 3, 1998, between Wayne Udo Toepperwein et al., as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 7, Pg. 32 of the Official Records of Jim Hogg Co., TX.

Oil and Gas Lease dated July 2, 1998, between Stanley N. Morton, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, a Memorandum of which dated July 2, 1998 was recorded in Vol. 7, Pg. 44, as amended on May 17, 2001, recorded in Vol. 25, Pg. 721, Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated July 14, 1998, between Ella Mae Caldwell Mueller, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 7, Pg. 51 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated July 24, 1998, between James Ector Gammage, Jr., as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 7, Pg. 57 of the Official Records of Jim Hogg Co., TX.

Memorandum of Oil and Gas Lease dated August 14, 1998, between Jamie Michaela Salinas et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 975 ac., m/l, recorded in Vol. 7, Pg. 60 of the Official Records of Jim Hogg Co., TX.

Memorandum of Oil and Gas Lease dated August 14, 1998, between San Marcos Ranch Ltd., as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 975 ac., m/l, recorded in Vol. 7, Pg. 65 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated October 15, 1998, between Margaret D. Spencer Trust, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 7, Pg. 69 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated November 3, 1998, between Houston C. Munson, Jr. et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 7, Pg. 457 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated March 29, 2000, between Jane Thompson Slocomb Sec. 5 TR et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 360 ac., m/l, recorded in Vol. 19, Pg. 636 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated July 11, 2000, between John Charles Garoni, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 21, Pg. 109 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated July 22, 2000, between Emily Johnson Cale, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 20, Pg. 632 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated July 22, 2000, between Patrick M. Johnson, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 21, Pg. 142 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated July 22, 2000, between George Weatherston, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 20 ac., m/l, recorded in Vol. 21, Pg. 145 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated August 12, 2000, between Walter F. Johnston, Jr., as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 20 ac., m/l, recorded in Vol. 21, Pg. 112 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated August 21, 2000, between Wells Fargo Bank, Trustee et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 21, Pg. 682 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated August 24, 2000, between Fred W. Shield and Company, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 20 ac., m/l, recorded in Vol. 21, Pg. 678 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated October 9, 2000, between Jerrell W. Lambert, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering 10 ac., m/l, recorded in Vol. 22, Pg. 477 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated December 11, 1997, between Mary A. Markwalter, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering W/2 E/2 SE/4 Sec. 392, Fowler & Rankin’s Subdvn. of Palitos Blancos Grant, recorded in Vol. 6, Pg. 647 of the Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated January 20, 1998, between Burton Seely Morwood, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering W/2 E/2 SE/4 Sec. 392, Fowler & Rankin’s Subdvn. of Palitos Blancos Grant, recorded in Vol. 6, Pg. 653, as amended on January 12, 2001, recorded in Vol. 23, Pg. 675, Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated January 29, 1998, between The Reynolds Trust et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering W/2 E/2 SE/4 Sec. 392, Fowler & Rankin’s Subdvn., Palitos Blancos Grant, recorded in Vol. 6, Pg. 656, as amended on December 21, 2000, recorded in Vol. 23, Pg. 398, Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated December 29, 1997, between Lucy Schneeberg McBride, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering W/2 W/2 SE/4 Sec. 392, Fowler & Rankin’s Subdvn., Palitos Blancos Grant, recorded in Vol. 6, Pg. 650, as amended on December 18, 2000, recorded in Vol. 23, Pg. 396, Official Records of Jim Hogg Co., TX.

Oil, Gas and Mineral Lease dated February 4, 1998, between Mildred Schneeberg et al, as Lessor, and Jerry L. Keehan, Inc., as Lessee, covering W/2 W/2 SE/4 Sec. 392, Fowler & Rankin’s Subdvn., Palitos Blancos Grant, recorded in Vol. 6, Pg. 659, as amended on December 11, 2000, recorded in Vol. 23, Pg. 329, Official Records of Jim Hogg Co., TX.

Portero:

Oil and Gas Lease dated January 10, 2001, between Mesteña Proven, Ltd. et al, as Lessor, and Mesteña, Inc., as Lessee, a Memorandum of which was recorded in Vol. 24, Pg. 280 of the Official Records of Jim Hogg Co., TX, covering 320 ac., m/l, “San Antonio Baluarte” Jose Luis Salinas Grant, A-276, Jim Hogg Co., TX.

South Coyote:

Oil and Gas Lease dated September 26, 2000, by and between Mesteña Proven, Ltd. et al, as Lessor, and Mesteña, Inc., as Lessee, a Memorandum of which was recorded in Vol. 21, Pg. 470 of the Official Records of Jim Hogg Co., TX, covering 1280.00 ac., m/l, being 1020.93 ac. out of the “San Antonio De Baluarte” Jose Luis Salinas Sy., A-276 and 259.07 acres out of the Jno. Dewees Sy. No. 394, A-97 in Jim Hogg Co., TX.

Hermanas:

Oil and Gas Lease dated January 12, 2001, between the State of TX, acting through its agent, Est. of W. W. Jones II, as Lessor, and Mesteña, Inc., as Lessee, recorded in Vol. 23, Pg. 459 & rerecorded in Vol. 24, Pg. 615, Official Records of Jim Hogg Co., TX, covering 172.87 ac., m/l, being all of the Ismael Guerra Sy. 910, A-144, Jim Hogg Co., TX.

Hot Wells (C&P Acquisition):

Oil and Gas Lease dated June 11, 1984, between Mesteña Oil & Gas Company, as Lessor, and CPC Exploration, Inc., as Lessee, as recorded in Vol. 104, Pg. 82 and amended & recorded in Vol. 118, Pg. 369 and Vol. 118, Pg. 385, Oil and Gas Lease Records of Jim Hogg Co., TX, INSOFAR & ONLY INSOFAR AS said lease covers 640 ac., m/l, being the 320-ac. Cox & Perkins Hot Wells No. 1 Gas Unit and the 320-ac. Cox & Perkins Hot Wells No. 2 Gas Unit as further described in Exhibits “B” & “C,” respectively, to Partial Release of Oil and Gas Lease and Designation of Units recorded in Vol. 124, Pg. 129, Oil and Gas Lease Records of Jim Hogg Co., TX.

Pump Jack (C&P Acquisition):

Oil and Gas Lease dated June 11, 1984, between Mesteña Oil & Gas Company, as Lessor, and CPC Exploration, Inc., as Lessee, as recorded in Vol. 104, Pg. 89 and amended & recorded in

Vol. 115, Pg. 76 and Vol. 115, Pg. 63, Oil and Gas Lease Records of Jim Hogg Co., TX, INSOFAR & ONLY INSOFAR AS said lease covers 319.96 ac., m/l, being the Cox & Perkins Pump Jack No. 1 Gas Unit, described in Exhibit “B” to Partial Release of Oil and Gas Lease and Designation of Unit recorded in Vol. 124, Pg. 152, Oil and Gas Lease Records of Jim Hogg Co., TX.

Llano (C&P Acquisition):

Oil and Gas Lease dated September 9, 1985, between Mesteña Oil & Gas Company, as Lessor, and Alta Vista Exploration, Inc., as Lessee, as recorded in Vol. 111, Pg. 40, Oil and Gas Lease Records of Jim Hogg Co., TX, covering 318.79 ac., m/l, out of the “Palo Blanco” Grant, Antonio Pena Sy., A-246, Jim Hogg Co., TX.

Jaboncillo:

Oil and Gas Lease dated December 29, 1976, between Mesteña Oil & Gas Company, as Lessor, to C&K Petroleum, Inc., as Lessee, recorded in Vol. 73, Pg. 45, Oil and Gas Lease Records of Jim Hogg Co., TX, INSOFAR & ONLY INSOFAR AS said lease covers lands and depths earned with the Mesteña Operating—Jaboncillo No. 1 Well drilled under that certain Farmout Agreement dated November 30, 2001, by and between Cody Texas, L.P., as Farmor, and Mesteña Operating, Ltd., as Farmee.

Leoncito:

Oil and Gas Lease dated August 3, 1989, by & between Mesteña Oil & Gas Company, as Lessor, and The California Company, as Lessee, a Memorandum of which was recorded in Vol. 130, Pg. 193 of the Oil and Gas Lease Records of Brooks Co., TX, as amended by Agreement to Amend Land Description of Oil and Gas Lease dated September 11, 1990 and recorded in Vol. 133, Pg. 39 of the Oil and Gas Lease Records of Brooks Co., TX, and as amended by Partial Release of Oil and Gas Lease dated March 5, 1992 and recorded in Vol. 135, Pg. 723 of the Oil and Gas Lease Records of Brooks Co., TX, and as amended by Agreement to Amend Land Description of Oil and Gas Lease dated March 7, 1994 and recorded in Vol. 141, Pg. 571 of the Oil and Gas Lease Records of Brooks Co., TX, INSOFAR & ONLY INSOFAR AS said Lease covers the 160-ac. tract around the Leoncito No. 19 Gas Unit in the “Las Mestenas Y Gonzalena” Rafael Garcia Salinas Sy., A-480, Brooks Co., TX.

Libre:

Oil and Gas Lease dated December 7, 2000, between Eshleman Ranches et al, as Lessor, and Mesteña, Inc., as Lessee, a Memorandum of which was recorded in Volume 23, Page 213, of the Official Records of Jim Hogg County, Texas, as amended and recorded in Volume 25, Page 100 and Volume 26, Page 259 of the Official Records of Jim Hogg County, Texas, covering 1920 acres out of the 8,711.35-acre “Morgan Tract” in the Palo Blanco Grant originally granted to Francisco Pena, A-247 and Antonio Pena, A-246, INSOFAR AND ONLY INSOFAR as the lease covers the following:

320-acre Mesteña-Libre No. 1 Gas Unit, recorded in Volume 34, Page 164 of the Official Records of Jim Hogg County, Texas, limited to the interval from the surface down to 10,538 feet.

320-acre Mesteña-Libre No. 2 Gas Unit, recorded in Volume 34, Page 170 of the Official Records of Jim Hogg County, Texas, limited to the interval from the surface down to 10,552 feet.

320-acre Mesteña-Libre No. 3 Gas Unit, recorded in Volume 34, Page 176 of the Official Records of Jim Hogg County, Texas, limited to the interval from the surface down to 10,648 feet.

320-acre Mesteña-Libre No. 4 Gas Unit, recorded in Volume 34, Page 181 of the Official Records of Jim Hogg County, Texas, limited to the interval from the surface down to 10,524 feet.

320-acre Mesteña-Libre No. 6 Gas Unit, recorded in Volume 34, Page 186 of the Official Records of Jim Hogg County, Texas, limited to the interval from the surface down to 10,560 feet.

320-acre Mesteña-Libre No. 11 Gas Unit, recorded in Volume 34, Page 191 of the Official Records of Jim Hogg County, Texas, limited to the interval from the surface down to 10,546 feet.

Llano:

Oil and Gas Lease dated May 3, 2001, by and between Mesteña Proven, Ltd. et al, as Lessor, and Mesteña, Inc., as Lessee, a Memorandum of which was recorded in Volume 25, Page 591 of the Official Records of Jim Hogg Co., TX, as amended by that certain Partial Release of Oil and Gas Lease dated February 18, 2002 and recorded in Volume 32, Page 518 of the Official Records of Jim Hogg Co., TX, covering 320 acres, m/l, out of the Palo Blanco Antonio Pena Survey, A-246 in Jim Hogg Co., TX.

Mesquite Creek:

Oil and Gas Lease dated January 18, 2002, by and between Mesteña Proven, Ltd. et al, as Lessor, and Mesteña Operating, Ltd., as Lessee, a Memorandum of which was recorded in Volume 31, Page 5 of the Official Records of Jim Hogg Co., TX, covering 160 acres, m/l, out of the Palo Blanco Grant, Francisco Pena Survey, A-247 in Jim Hogg Co., TX.

Palitos Blancos:

Oil and Gas Lease dated July 3, 2002, between Mesteña Proven, Ltd., as Lessor and Mesteña Operating, Ltd., as Lessee, a Memorandum of which was recorded in Volume 33, Page 741 of the Official Records of Jim Hogg Co., TX, covering 320 acres out of Block 10 of the Fowler and Rankin Subdivision as shown on a Map recorded in Volume 26, Page 350 of the Deed Records of Jim Hogg Co., TX, and situated in the “Palitos Blancos” Rafael G. Sais Survey, A-274, Jim Hogg Co., TX.

Borregos:

Pursuant to Section 6.3(i), Buyer will provide Seller with a description of the Borregos Lease no later than five (5) days prior to the Objection Date.

Exhibit B

Wells

CEPRES LEASE	WI	NRI	Allocated Value
CEPRES #2	0.666668	0.500001	$1,300,000

GUILITA LEASE	WI	NRI	Allocated Value
GUILITA # 1	0.666668	0.500001	$275,000
GUILITA # 2	0.666668	0.500001	$1,900,000
GUILITA # 3	0.666668	0.500001	$875,000
GUILITA # 4	0.666668	0.500001	$4,450,000
GUILITA # 5	0.666668	0.500001	$1,600,000
GUILITA # 6	0.666668	0.500001	$700,000
GUILITA # 7	0.666668	0.500001	$115,000
GUILITA # 9	0.666667	0.500000	$50,000

PORTERO LEASE	WI	NRI	Allocated Value
PORTERO #1	0.666666	0.500001	$2,350,000

SOUTH COYOTE LEASE	WI	NRI	Allocated Value
SOUTH COYOTE #1	0.666668	0.500001	$900,000
SOUTH COYOTE #2	0.666668	0.500001	$1,000,000
SOUTH COYOTE #3	0.666668	0.500001	$1,325,000
SOUTH COYOTE #4	0.666668	0.500001	$700,000
SOUTH COYOTE #6	0.666667	0.500000	$1,450,000
SOUTH COYOTE #7	0.666667	0.500000	$1,250,000

HERMANAS LEASE	WI	NRI	Allocated Value
HERMANAS - STATE #1	0.750000	0.562500	$1,350,000

HOT WELLS LEASE	WI	NRI	Allocated Value
HOT WELLS #1	0.525000	0.367501	$140,000
HOT WELLS #2	0.525000	0.367501	$50,000

PUMP JACK LEASE	WI	NRI	Allocated Value
PUMP JACK #1	0.525000	0.367501	$50,000

LLANO (C&P) LEASE	WI	NRI	Allocated Value
LLANO #1	0.410417	0.287292	$75,000

LLANO LEASE	WI	NRI	Allocated Value
LLANO #1	0.750000	0.562500	$125,000

JABONCILLO LEASE	WI	NRI	Allocated Value
JABONCILLO #1	0.525528	0.394146	$1,300,000

LEONCITO LEASE	WI	NRI	Allocated Value
LEONCITO #19	0.666667	0.500000	$0

LIBRE LEASE	WI	NRI	Allocated Value
LIBRE # 1	0.750000	0.562500	$2,900,000
LIBRE # 2	0.750000	0.562500	$3,300,000
LIBRE # 4	0.750000	0.562500	$3,600,000
LIBRE # 6	0.750000	0.562500	$2,450,000
LIBRE # 8	0.750000	0.562500	$1,500,000
LIBRE # 9	0.750000	0.526500	$4,450,000
LIBRE # 10	0.750000	0.562500	$2,700,000
LIBRE # 11	0.750000	0.562500	$1,900,000
LIBRE # 12	0.750000	0.562500	$2,700,000

MESQUITE CREEK LEASE	WI	NRI	Allocated Value
MESQUITE CREEK #1	0.750000	0.562500	$80,000

PALITOS BLANCOS LEASE	WI	NRI	Allocated Value
PALITOS BLANCOS #1	0.475000	0.340417	$50,000

BORREGOS LEASE		WI	NRI #1	NRI #2[1]	Allocated Value
CHARCO NUEVO #1	BPO	0.475000	0.340417	0.328542	$450,000
	APO[2]	0.356250	0.255313	0.246406
HORSE TRAP #1	BPO	0.475000	0.340417	0.328542	$250,000
	APO[2]	0.356250	0.255313	0.246406
HUISACHE #1	BPO	0.475000	0.340417	0.328542	$200,000
	APO[2]	0.356250	0.255313	0.246406
PALOMAS RANCH #1	BPO	0.475000	0.364167		$140,000
	APO[2]	0.356250	0.273125

TOTAL					$50,000,000

[1]	NRI #2 reflects the automatic increase in royalty reserved under the Jones Est. lease (from twenty-five percent (25%) to twenty-seven-and-a-half percent (27.5%) upon expiration of twelve (12) months after its production from depths above eight thousand (8,000) feet and twenty-four (24) months from first production from a well producing solely from depths below eight thousand (8,000) feet.
[2]	Payout occurs the first day of the month following the date on which Buyer recovers one hundred percent (100%) of its Borregos Lease costs (3D, leases, wells, etc.), less and except any dry holes and/or uneconomic wells and all ancillary or related costs associated therewith (e.g., land, lease and all other costs allocable to such Wells). Other than the payout referenced above, which is further described in Schedule 2.13, there are no other back-in interests associated with this Lease, as referenced in that certain Letter Agreement dated October 6, 2004 by and between Contango Oil & Gas Company and Juneau Exploration, LLC.

Exhibit C

Wire Transfer Instructions

Guaranty Bank, FSB

ABA No. 314-970-664

For Credit to: Contango STEP, LP

Account No. 4990004345

C-1

Exhibit D

Form of Assignment and Bill of Sale

ASSIGNMENT AND BILL OF SALE

STATE OF TEXAS	§
§
COUNTY OF	§

This Assignment and Bill of Sale (the “Assignment”), effective as of 7:00 a.m. Central Time on July 1, 2004, the (the “Effective Time”), is made by CONTANGO STEP, L.P., a Texas limited Partnership (the “Assignor”), whose address is 7600 West Tidwell, Suite 103, Houston, Texas 77040, to EDGE PETROLEUM EXPLORATION COMPANY, a Delaware corporation (the “Assignee”), whose address is 1301 Travis Street, Suite 2000, Houston, TX 77002.

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by Assignor, Assignor has granted, sold, bargained, transferred, conveyed, set over and assigned, and by these presents does hereby grant, bargain, sell, transfer, convey, set over, assign, and deliver unto Assignee, its successors and assigns, the following properties, assets, rights, and obligations:

(a) All of Assignor’s right, title and interest in the oil and gas leases described in Exhibit A (each a “Lease” and sometimes, collectively, the “Leases”);

(b) All of Assignor’s right, title and interest in all oil and/or gas wells, whether producing, operating, shut-in or temporarily abandoned, located on the lands covered by the Leases or pooled therewith, including, without limitation, those described in Exhibit B (each a “Well” and sometimes, collectively, the “Wells”);

(c) All of Assignor’s right, title and interest in all equipment, fixtures, machinery, tanks, pipelines, gathering lines, flow lines, saltwater and other disposal wells, and other appurtenances and all other personal property located on the lands covered by the Leases or pooled therewith and used in connection with the ownership or operation thereof and the production of oil and/or gas therefrom (collectively, the “Equipment”);

(d) All of Assignor’s right, title and interest in all contracts, agreements, leases and title instruments attributable to and affecting, only to the extent attributable to and affecting, the Leases, Wells and Equipment, including all hydrocarbon sales, purchase, gathering, transportation, treating, storage, compression, marketing, exchange, processing and fractionating contracts, and joint operating agreements (each a “Contract” and, collectively, the “Contracts”); and

(e) To the extent assignable without payment of fees or charges, any seismic data (and proceeds from the sale thereof), together with any related data, studies, compilations, reserve reports, engineering data or other information, covering the Leases or surrounding lands, other than the Excluded Seismic Rights (as defined in Section 1.2 of that certain Asset Purchase Agreement by and among Assignor, Assignor’s Parent Contango Oil & Gas Company, Assignee and Assignee’s Parent Edge Petroleum Corporation, dated as of October 7, 2004 (the “Agreement”)).

(all of which is herein called the “Interests”).

TO HAVE AND TO HOLD the Interests unto Assignee, its successors and assigns, forever.

This Assignment is made and accepted subject to the following:

1. THIS ASSIGNMENT OF THE INTERESTS IS MADE AND ACCEPTED SUBJECT TO ALL ROYALTIES, OVERRIDING ROYALTIES, BURDENS AND ENCUMBRANCES AFFECTING THE INTERESTS.

2. ASSIGNOR HEREBY BINDS ITSELF AND ITS SUCCESSORS AND ASSIGNS TO WARRANT AND FOREVER DEFEND ALL AND SINGULAR THE INTERESTS UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, AGAINST EVERY PERSON WHOMSOEVER, LAWFULLY CLAIMING OR TO CLAIM THE SAME, OR ANY PART THEREOF, BY, THROUGH AND UNDER ASSIGNOR, BUT NOT OTHERWISE.

3. TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS ASSIGNMENT ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW, RULE OR ORDER. ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES AS TO PERSONAL PROPERTY AND FIXTURES (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS. ASSIGNEE EXPRESSLY AGREES THAT SUCH PERSONAL PROPERTY WILL BE ACCEPTED “AS IS, WHERE IS, AND WITH ALL FAULTS,” AND IN ITS PRESENT CONDITION AND STATE OF REPAIR, ASSIGNOR DISCLAIMS AND MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE INTERESTS, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE QUALIFY, QUANTITY OR VOLUME OF THE RESERVES, IF ANY, OF OIL, GAS OR OTHER HYDROCARBONS IN OR UNDER THE LEASES, OR THE ENVIRONMENTAL CONDITION OF THE INTERESTS. ASSIGNEE HAS INSPECTED THE INTERESTS FOR ALL PURPOSES AND HAS SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE.

4. Assignor hereby gives and grants to Assignee, its successors and assigns, to the extent so transferable, full power and right of substitution and subrogation in and to all covenants and warranties by others heretofore given or made in respect to the Interests or any part thereof.

5. This Assignment is made subject to the terms and provisions of the Agreement. Terms used herein and in Exhibit A and Exhibit B shall have the same definitions as in said Agreement. In the event of a conflict between the terms and conditions of the Agreement and this Assignment, the Agreement shall govern and control.

6. The Interests herein assigned are subject to all the terms and provisions of the Leases, to their proportionate share of all overriding royalty interests, lessor’s royalties, net profits interests, carried interests, reversionary interests and other interests, encumbrances, and burdens on the production therefrom to the extent they are in existence and burden the Interests as of the Effective Time; to all covenants, conditions, obligations, and conditions in instruments and assignments in the chain of title to the Leases; and to all other encumbrances affecting the Interests in existence on the Effective Time. Assignee hereby assumes and agrees to pay, perform and discharge its proportionate share of all obligations under the Leases and the agreements relating to the Leases herein assigned. The references herein to obligations and encumbrances shall not be deemed to ratify or create any rights in third parties.

7. Reference is here made to the land descriptions contained in the documents of title recorded as described in Exhibit A. To the extent that any land descriptions in Exhibit A are incorrect or not legally sufficient, the land descriptions contained in the documents so recorded are incorporated by this reference.

8. ASSIGNEE SHALL ASSUME ALL OF ASSIGNOR’S PLUGGING, REPLUGGING, ABANDONMENT, REMOVAL, DISPOSAL AND RESTORATION OBLIGATIONS ASSOCIATED WITH THE INTERESTS, INCLUDING, BUT NOT LIMITED TO, (I) ALL NECESSARY AND PROPER PLUGGING, REPLUGGING, ABANDONMENT, REMOVAL AND DISPOSAL OF THE WELLS, STRUCTURES, AND EQUIPMENT LOCATED ON OR COMPRISING A PART OF THE INTERESTS, (II) THE NECESSARY AND PROPER CAPPING AND BURYING ALL ASSOCIATED FLOW LINES, (III) THE PROPER ABANDONMENT AND RESTORATION OF ALL OIL AND GAS LEASEHOLD, FEE, AND OTHER PROPERTY COMPRISING A PART OF THE INTERESTS, BOTH SURFACE AND SUBSURFACE, AS MAY BE REQUIRED BY APPLICABLE LAWS, REGULATIONS, OR CONTRACT, AND (IV) ANY NECESSARY DISPOSAL OF NATURALLY OCCURRING RADIOACTIVE MATERIAL (NORM). ASSIGNEE SHALL BE RESPONSIBLE FOR THE PLUGGING AND ABANDONMENT OF ANY WELLS DRILLED AND THE REMOVAL OF ANY STRUCTURES PLACED ON THE INTERESTS BEFORE OR AFTER THE EFFECTIVE TIME. ALL PLUGGING, REPLUGGING, ABANDONMENT, REMOVAL, DISPOSAL, AND RESTORATION OPERATIONS SHALL BE IN COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS AND BE PERFORMED IN A GOOD AND WORKMANLIKE MANNER. ASSIGNEE SHALL INDEMNIFY AND HOLD ASSIGNOR HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITY, DEMANDS, AND CAUSES OF ACTION NOW OR HEREAFTER EXISTING FOR THE PLUGGING, REPLUGGING, ABANDONMENT, REMOVAL, DISPOSAL AND RESTORATION OF THE INTERESTS HEREIN ASSIGNED. ALL ASSUMPTIONS OF LIABILITY BY ASSIGNEE AND INDEMNIFICATIONS PROVIDED FOR IN THIS AGREEMENT SHALL APPLY AND BE BINDING UPON ASSIGNEE (WITH THE EXCEPTION OF ANY RETAINED REMEDIATION

OBLIGATIONS, AS DEFINED IN THE AGREEMENT). NOTWITHSTANDING THAT THE APPLICABLE LIABILITY OR OBLIGATION ARISES OUT OF THE SOLE OR CONCURRENT LIABILITY OF ASSIGNOR, THE STRICT LIABILITY OF ASSIGNOR OR THE CONDITION OF THE PREMISES OF THE INTERESTS.

9. Assignee shall comply with all current and subsequently amended laws, ordinances, rules, and regulations applicable to the Interests and shall promptly obtain and maintain all permits and bonds required by governmental authorities in connection with the Interests and Assignee’s ownership and operation thereof.

10. This Assignment and all of the terms, provisions, covenants, indemnities, obligations, and conditions herein contained shall be binding upon and inure to the benefit of and be enforceable by the Assignor, Assignee and their respective successors, legal representatives, and assigns.

EXECUTED on this              day of              200    , but effective for all purposes as of the Effective Time.

ASSIGNOR:

CONTANGO STEP, L.P., a Texas limited partnership

By:	CONTANGO STEP I, INC., a Delaware
corporation, its sole general partner

By:
Kenneth R. Peak,
Chairman and Chief Executive Officer

ASSIGNEE:

EDGE PETROLEUM EXPLORATION COMPANY
a Delaware corporation

By:
C.W. MacLeod
Sr. Vice President
Business Development & Planning

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on the              day of              200    , by Kenneth R. Peak, Chairman and Chief Executive Officer of Contango STEP I, Inc., a Delaware corporation and general partner of Contango STEP, L.P., a Texas limited partnership, on behalf of said limited partnership.

My Commission Expires:

Notary Public, State of Texas

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on the              day of              200    , by C.W. MacLeod, Sr. Vice President Business Development & Planning, of Edge Petroleum Exploration Company, a Delaware corporation, on behalf of said corporation.

My Commission Expires:

Notary Public, State of Texas